UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GenMark Diagnostics, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2020

The Annual Meeting of Stockholders of GenMark Diagnostics, Inc. (the “Company”) will be held on May 29, 2020, at 2:00 p.m. local time at the Company’s corporate offices located at 5964 La Place Court, Carlsbad, California 92008 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect Daryl J. Faulkner and James Fox, Ph.D. as Class I directors to hold office for a term of three years.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

4.	To approve The GenMark Diagnostics, Inc. 2020 Equity Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Only stockholders of record at the close of business on April 3, 2020 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS:

Kevin C. O'Boyle
Chair of the Board

Carlsbad, California
April 15, 2020

YOUR VOTE IS IMPORTANT!
ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THIS PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.
GenMark Diagnostics, Inc.
5964 La Place Court
Carlsbad, CA 92008
(760) 448-4300
PROXY STATEMENT
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2020

This Proxy Statement and the Company’s 2019 Annual Report are both available at www.proxyvote.com.

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ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2020

GENERAL

GenMark Diagnostics, Inc. (the “Company”) has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 29, 2020, at 2:00 p.m. local time, at the Company’s corporate offices located at 5964 La Place Court, Carlsbad, California 92008, and at any adjournments or postponements thereof (the “Annual Meeting”). These materials were made available to stockholders on or about April 15, 2020.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes: (a) to elect Daryl J. Faulkner and James Fox, Ph.D. as Class I directors to hold office for a term of three years; (b) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; (c) to approve, on an advisory basis, the compensation of the Company’s named executive officers as described herein; (d) to approve The GenMark Diagnostics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”); and (e) to transact such other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials (the “Notice”) instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the internet, which include this Proxy Statement and the accompanying Notice, proxy card and the Company’s Annual Report. The Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Because you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. The Notice, which was mailed to most of our stockholders, instructs you how to access and review all of the proxy materials on the internet. The Notice also instructs you how to submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the internet. From our internet site you can instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only record holders of outstanding shares of the Company’s common stock at the close of business on April 3, 2020 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 3, 2020, there were 61,333,121 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 calendar days prior to the Annual Meeting, at 5964 La Place Court, Carlsbad, California 92008, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. local time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Ernst & Young LLP as our independent auditors (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as (a) the election of our directors (Proposal 1), (b) the vote to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3), and (c) the vote to approve the 2020 Plan (Proposal 4).

If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 5964 La Place Court, Carlsbad, CA 92008; (b) voting again by telephone or over the internet at a later time; or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted and what vote is needed to approve each of the proposals?

Proposal 1 - Election of Directors

In an uncontested director election (which will occur at the Annual Meeting), the votes cast for a nominee's election must exceed the votes cast against such nominee’s election. The number of votes cast with respect to a director’s election excludes abstentions with respect to that particular director’s election. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal 2 - Ratification of Appointment of Ernst & Young LLP

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal.

Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal 3 - Advisory Vote on Compensation of Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal 4 - Approval of the 2020 Plan

The proposal to approve the 2020 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to the proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e., “FOR” the nominees to the Board listed in these materials, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and “FOR” the approval of the 2020 Plan), unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 7 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP; however, your proxy will not be included as a vote “FOR” or “AGAINST” the nominees to the Board, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, or the proposal to approve the 2020 Plan.

10.	How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD;

•	FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP;

•	FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND

•	FOR THE APPROVAL OF THE 2020 PLAN.

11.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

12.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

13.	Could other matters be presented for a vote at the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be presented for a vote at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Scott Mendel and Johnny Ek) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

14.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

15.	How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?

The Company’s amended and restated bylaws (“Bylaws”) state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders, or January 29, 2021 and February 28, 2021, respectively. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the Annual Meeting, notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal to nominate an individual to serve as a director.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request.

Stockholders interested in submitting a proposal for consideration at our 2021 Annual Meeting must do so by sending such proposal to our Corporate Secretary at 5964 La Place Court, Carlsbad, CA 92008, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2021 Annual Meeting is December 16, 2020. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 16, 2020, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 16, 2020 will be considered untimely, and will not be included in our proxy materials. If you would like a copy of these procedures, please contact our Corporate Secretary as provided above, or access our Bylaws on our web site at www.genmarkdx.com. Failure to comply with the procedures and deadlines stated in the Bylaws may preclude presentation of the matter at our 2021 Annual Meeting.

BOARD OF DIRECTORS INFORMATION

Our Board currently consists of five members and is divided into three classes. Effective February 10, 2020, Hany Massarany stepped down as our President and Chief Executive Officer (“CEO”) and as a member of our Board, and Scott Mendel was appointed as our Interim President and CEO. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified.

Daryl J. Faulkner and Jim Fox, Ph.D. are the two current Class I directors whose terms expire at the Annual Meeting. Each individual is being nominated for re-election as a director.

In July 2018, the Board, acting upon the recommendation of our Corporate Governance and Nominating Committee (the “Governance Committee”), approved the amendment and restatement of our Bylaws to, among other things, adopt a majority vote standard for the election of directors in uncontested director elections. The majority vote standard provides that, to be elected in an uncontested election, the votes cast for a nominee's election must exceed the votes cast against such nominee’s election. The number of votes cast with respect to a director’s election excludes abstentions with respect to that particular director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected (a situation which will not occur at the Annual Meeting), the vote standard will be a plurality of votes cast. Under a plurality standard, stockholders will not be permitted to vote against a nominee, and the nominees who receive the highest number of votes cast “FOR” their election will be elected as directors.

Also in July 2018, the Board, acting upon the recommendation of the Governance Committee, approved the amendment and restatement of the Company’s Corporate Governance Guidelines, which, among other things, provide that a director must tender his or her resignation from the Board for consideration by the Governance Committee and the Board, if he or she fails to receive the required number of votes for re-election as set forth in our Bylaws. If an incumbent director fails to receive the required vote for re-election to the Board, the Governance Committee will promptly submit its recommendation on whether to accept the director's resignation for consideration by the Board. In making its recommendation, the Governance Committee will consider all factors it deems relevant, including, without limitation, the following:

•the stated reasons why stockholders withheld votes for election from such director;
•the length of service and qualifications of such director;
•the director's contribution to the Company; and
•the availability of other qualified candidates for director.

The Board will act on the Governance Committee’s recommendation no later than 90 days following the date of the applicable stockholders’ meeting. In doing so, the Board will consider the factors evaluated by the Governance Committee and such additional information and factors the Board believes to be relevant. If the Board determines that the director’s resignation is in the best interests of the Company and its stockholders, the Board will promptly accept the resignation. The Company will publicly disclose the Board’s decision within four business days, providing an explanation of the process by which the decision was reached, and, if applicable, the reasons for not accepting the director’s resignation. Any director who has submitted his or her resignation will not participate in the Governance Committee’s or Board’s consideration of the appropriateness of his or her continued service, except to respond to requests for information.

The following sets forth information regarding members of our Board, including the director nominees for election at the Annual Meeting, related to their business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to conclude that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. As set forth in our Corporate Governance Guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning, and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and the ability to represent the best interests of the Company’s stockholders. In addition, the Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Governance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominees for Election as Class I Directors for a Term Expiring at the Company’s 2023 Annual Meeting of Stockholders

Daryl J. Faulkner. Mr. Faulkner, age 71, has served on the Company’s Board since March 2010. Mr. Faulkner has 35 years of experience in medical devices, molecular tools and reagents, and molecular diagnostics. Mr. Faulkner was initially appointed to the board of directors of Osmetech, plc (the predecessor to GenMark Diagnostics, Inc.) in August 2008, serving as Non-Executive Chairman until December 2008. Mr. Faulkner served as Executive Chair and Interim Chief Executive Officer of Aspen Bio Pharma from February 2009 until March 2010. Mr. Faulkner served as President and Chief Executive Officer and as a Director of Digene Corp., a developer of gene-based diagnostic tests, from December 2006 until consummation of Qiagen NV’s acquisition of Digene in August 2007. From August 2008 to January 2009, Mr. Faulkner served as a consultant to Qiagen, in connection with its post-acquisition integration of Digene. From 1998 until March 2006, Mr. Faulkner served in several executive roles at Life Technologies, Inc. and Invitrogen Corp., both life sciences companies, including SVP and General Manager of Europe, SVP, International Operations, and SVP, Strategic Business Units. Mr. Faulkner received a B.S. in Industrial Relations from the University of North Carolina, Chapel Hill and an M.A. in Business Management from Webster University.  We believe Mr. Faulkner is qualified to serve on our Board and serve as Chair of our Governance Committee based on his executive experience in the medical device and molecular diagnostics industries as described above.

James Fox, Ph.D. Dr. Fox, age 68, has served on the Company’s Board since September 2010. Dr. Fox served as our Chair of the Board from August 2014 to February 2020 and continues to serve on our Board as a non-executive director. Dr. Fox has extensive experience in global technology and healthcare businesses. Dr. Fox led the start-up of Invetech, an Australian contract research and development company that specializes in healthcare products and complex instruments for international markets. Invetech was merged with Australian Securities Exchange listed Vision Systems Limited in 1993, and Dr. Fox took over as Group Managing Director of the combined entity. In January 2007, Vision Systems Ltd., then a global cancer diagnostics company, was acquired by Danaher Corporation. Prior to Invetech, Dr. Fox spent seven years working as a consultant and director with PA Technology. Dr. Fox currently serves as a director of TTP Group plc, a privately held company. Dr. Fox retired from the board of directors of Air New Zealand Ltd. in August 2014 after nearly eight years of service and retired from the board of directors of Biota Pharmaceuticals Inc. in November 2015 after nearly seven years as Chairman and Lead Director. Dr. Fox retired from the Board of Directors of Novasyte, LLC, a privately held company, following the company’s acquisition by IQVIA in March 2019. Dr. Fox received his Bachelor’s, Master’s and Ph.D. degrees in engineering from the University of Melbourne. We believe Dr. Fox is qualified to serve as on our Board based on his executive experience in the medical device and molecular diagnostics industries as described above.

Class II Director Continuing in Office until the Company’s 2021 Annual Meeting of Stockholders

Kevin C. O’Boyle. Mr. O’Boyle, age 64, has served on the Company’s Board since March 2010 and has served as our Chair of the Board since February 2020. From December 2010 until its acquisition by Shire Plc in July 2011, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced BioHealing, Inc. From January 2003 until December 2009, Mr. O’Boyle served as the Chief Financial Officer of NuVasive, Inc., an orthopedics company specializing in spinal disorders. Prior to that time, Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly held diagnostics company specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. Mr. O’Boyle also held various positions during his six years with Albert Fisher North America, Inc., a publicly held international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle currently serves on the board of directors of Wright Medical Group N.V., a global orthopedics company, Nevro Corp., a spinal cord stimulation company, and Sientra, Inc., an aesthetics company, and previously served on the board of directors of Zeltiq Aesthetics, Inc. from July 2011 until its acquisition by Allergan plc in April 2017. Mr. O'Boyle also previously served as a member of the board of directors of Durata Therapeutics, Inc., from April 2012 until its acquisition by Actavis plc in November 2014, as well as a member of the board of directors of NeoTract, Inc., a privately held medical device company, from May 2017 through its acquisition by TeleFlex Incorporated in September 2017. Mr. O’Boyle received a Bachelor of Science in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California Los Angeles, John E. Anderson Graduate Business School. We believe Mr. O’Boyle is qualified to serve on our Board and serve as Chair of our Audit Committee based on his executive experience in the healthcare industry and his financial and accounting expertise as described above.

Class III Directors Continuing in Office until the Company’s 2022 Annual Meeting of Stockholders

Lisa M. Giles. Ms. Giles, age 61, has served on the Company’s Board since February 2015. Since 2000, Ms. Giles has served as CEO and President of Giles & Associates Consultancy, Inc., a strategy consulting firm serving life science and healthcare industry clients, which she formed in 2000. In 2012, Ms. Giles also founded and currently serves as the CEO of Optivara, Inc., a business process as a service (BPAS) company also serving the life sciences industry. Prior to 2000, Ms. Giles served as Vice President of Strategy and Development for G.D. Searle & Company, where she oversaw global pharmaceutical strategic planning, portfolio decision analysis, portfolio optimization and transaction analysis. Ms. Giles previously served as a member of the board of directors of Durata Therapeutics, Inc., from August 2012 until its acquisition by Actavis plc in November 2014. Ms. Giles is a trustee on the board of Northwestern Memorial Hospital Foundation and serves as a member of the NMHC Quality Committee. Ms. Giles holds a B.S. from Juniata College and completed the executive management program at Stanford University and The University of Chicago. In 2015, Ms. Giles was recognized by PharmaVoice as one of the “Top 100 Most Influential People in Life Sciences.” We believe Ms. Giles is qualified to serve on our Board and as Chair of the Compensation Committee based on her executive and strategic advisory experience in the healthcare and life science industries as described above.

Michael S. Kagnoff. Mr. Kagnoff, age 51, has served on the Company’s Board since February 2015. Mr. Kagnoff has served as a partner of the law firm of DLA Piper LLP (US), the Company’s outside corporate counsel, since April 2008. Prior to joining DLA Piper LLP (US), Mr. Kagnoff served as a partner of Heller Ehrman LLP. Mr. Kagnoff has advised boards of directors of public and private companies for over 20 years, with a focus on representing life sciences and technology companies on a wide range of topics, including strategic transactions and corporate governance and compensation matters. Mr. Kagnoff received a B.A. and B.S. degree from the University of Pennsylvania and a J.D. from the University of California, Berkeley’s Boalt Hall School of Law. We believe Mr. Kagnoff is qualified to serve on our Board based on his legal and business experience in the life sciences industry as described above.

Committees of the Board of Directors

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee; the Compensation Committee; and the Governance Committee. Each of these committees has the responsibilities described in the committee's charter, which are available on our website at www.genmarkdx.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Audit Committee. The Audit Committee currently consists of Kevin C. O’Boyle (Chair), James Fox, Ph.D. and Lisa M. Giles. The Board has determined that all members of the Audit Committee satisfy the independence requirements under the applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”) and Rule 10A-3 of the Exchange Act, and each of them is able to read and fundamentally understand financial statements. The Board has determined that Mr. O’Boyle qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of the Company's accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board and reviewed annually. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee currently consists of Lisa M. Giles (Chair), Daryl J. Faulkner, and Kevin C. O’Boyle. In August 2019, our Board, upon the recommendation of our Governance Committee, appointed Ms. Giles as a member of the Compensation Committee. In November 2019, our Board, upon the recommendation of our Governance Committee, appointed Ms. Giles as Chair of the Compensation Committee and Dr. Fox stepped down as a member of the Compensation Committee. The Board has determined that all of the members of our Compensation Committee are “non-employee directors” as defined in Exchange Act Rule 16b-3, and satisfy the independence requirements of NASDAQ. The Compensation Committee administers the Company’s benefit and stock plans, reviews and oversees all compensation arrangements for our executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee meets several times a year to review, analyze, and establish the compensation packages for our executive officers. The Compensation Committee determines our CEO’s compensation and, as it deems appropriate, leverages competitive industry compensation data for this purpose. The Compensation Committee is solely responsible for determining our CEO’s compensation. Our CEO is not present during this process. For our other executive officers, our CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations, which it considers as one factor in its deliberations. The other executive officers are not present during this process. For more information, please see the “Compensation Discussion and Analysis” section below. The Compensation Committee is governed by a written charter approved by the Board and reviewed annually. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee. The Governance Committee currently consists of Daryl J. Faulkner (Chair), James Fox, Ph.D., and Michael S. Kagnoff. The Board has determined that all of the members of our Governance Committee are independent under the applicable rules of NASDAQ. The Governance Committee’s responsibilities include recommending to the Board nominees for possible election to the Board, ensuring that each of the committees of the Board have qualified and independent directors, and providing oversight with respect to corporate governance and succession planning matters. The Governance Committee is governed by a written charter approved by the Board and reviewed annually.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director.

Board Leadership Structure

The position of Chair of the Board and CEO of the Company were combined until April 30, 2011. Effective May 1, 2011, we separated the positions of Chief Executive Officer and Chair. In February 2020, Hany Massarany stepped down as our CEO and as a member of our Board, Scott Mendel was appointed as our Interim President and CEO, Dr. Fox stepped down as Chair of our Board, and Mr. O’Boyle was appointed as Chair of our Board. Dr. Fox continues to serve on our Board as a non-executive director. Our Board believes that the separation of our Chair of the Board and CEO positions strengthens the independence of our Board.

Membership of Committees

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mr. O'Boyle (Chair)*	Chair	X	—
Mr. Faulkner*	—	X	Chair
Dr. Fox*	X	—	X
Ms. Giles*	X	Chair	—
Mr. Kagnoff*	—	—	X

*	Independent director under NASDAQ and SEC rules.

CORPORATE GOVERNANCE

During 2019, the Board met seven times, the Audit Committee met four times, the Compensation Committee met six times, and the Governance Committee met four times. In 2019, all directors attended all (100%) of the meetings of the Board and of the Board committees on which they served, held during the period for which they were directors or committee members.

Director Independence

In accordance with our corporate governance principles, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under NASDAQ and SEC rules. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. With respect to its evaluation of Mr. Kagnoff’s independence, the Board specifically noted that the Company only paid DLA Piper LLP (US), the law firm at which Mr. Kagnoff serves as a partner, $205,956 in fees in 2019. Based on this review, our Board has affirmatively determined that Daryl J. Faulkner, James Fox, Ph.D., Lisa M. Giles, Michael S. Kagnoff, and Kevin C. O’Boyle each qualify as independent directors under applicable NASDAQ rules.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of the Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning, and the annual evaluations of the Board and its committees. Our Corporate Governance Guidelines are reviewed regularly by the Governance Committee and revised when appropriate. The full text of our Corporate Governance Guidelines is accessible to the public through the investor portal on our website, www.genmarkdx.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct

Our Board adopted a Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations, and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our Code of Business Conduct. The full text of our Code of Business Conduct is accessible to the public through the investor portal on our website, www.genmarkdx.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the Code of Business Conduct for our executive officers or directors must be approved by our Board after receiving a recommendation from our Audit Committee. We will disclose future amendments or waivers to our Code of Business Conduct on our website, www.genmarkdx.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Governance Committee in care of the Corporate Secretary, GenMark Diagnostics, Inc., 5964 La Place Court, Carlsbad, CA 92008. For more information about the specific requirements relating to stockholder proposals, see “How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?” above. The Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Identification and Evaluation of Nominees for Directors

Our Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate, or other actions the Governance Committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We have a policy of encouraging all of our directors to attend each annual meeting of stockholders. All of our directors attended our 2019 Annual Meeting of Stockholders.

Role of the Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning, and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate its risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual review of the potential risks associated with the Company's compensation policies and practices for its employees, and the Governance Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws), and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:
GenMark Diagnostics, Inc.
Attn: Investor Relations
5964 La Place Court
Carlsbad, CA 92008
or send an e-mail to IR@genmarkdx.com
Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls, or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Governance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 1, 2020 (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) our Interim President and Chief Executive Officer, Chief Financial Officer, and each other named executive officer, and (d) all of our directors and executive officers as a group. Each stockholder’s percentage ownership is based on 60,859,806 shares of our common stock outstanding as of March 1, 2020. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Principal Stockholders

FMR LLC(3) 245 Summer Street Boston, MA 02210	8,709,057	14.31%

Cadian Capital Management, LP(4) 535 Madison Avenue, 36th Floor New York, NY 10022	5,517,767	9.07%

Morgan Stanley(5) 1585 Broadway New York, NY 10036	5,153,330	8.47%

Black Rock Inc.(6) 55 East 52nd Street New York, NY 10055	4,289,827	7.05%

Casdin Capital, LLC.(7) 1350 Avenue of the Americas Suite 2600 New York, NY 10055	3,365,000	5.53%

The Vanguard Group(8) 100 Vanguard Blvd Malvern, PA 19355	3,163,795	5.20%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Directors and Named Executive Officers
Kevin C. O'Boyle(9)	82,532	*
Daryl J. Faulkner(10)	112,324	*
James Fox, Ph.D.(11)	207,792	*
Lisa M. Giles(12)	65,360	*
Michael S. Kagnoff(13)	109,939	*
Scott Mendel(14)	366,998	*
Hany Massarany(15)	1,658,067	2.69%
Johnny Ek(16)	114,974	*
Michael Gleeson(17)	438,782	*
James B. McNally	42,500	*
Brian Mitchell	80,162	*
All directors and executive officers as a group (14 persons)(18)	2,020,768	3.25%
 ______________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o GenMark Diagnostics, Inc., 5964 La Place Court, Carlsbad, California 92008.

(2)
Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying stock options held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 1, 2020 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of determining the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 7, 2020 by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has the sole power to vote or direct the vote of 2,098,481 shares and the sole power to dispose or direct the disposition of 8,709,057 shares. Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(4)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2020 by Cadian Capital Management, LP, Cadian Capital Management GP, LLC, and Eric Bannasch. All securities are directly held by advisory clients (the “Advisory Clients”) of Cadian Capital Management, LP (the “Adviser”). Pursuant to Investment Management Agreements, as amended, between the Advisory Clients and the Adviser, the Adviser exercises exclusive voting and investment power over securities directly held by the Advisory Clients. The Adviser has shared power to vote or direct the vote and the shared power to dispose or direct the disposition of 5,517,767 shares. Cadian Capital Management GP, LLC is the general partner of the Adviser. Eric Bannasch is the sole managing member of Cadian Capital Management GP, LLC.

(5)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2020 by Morgan Stanley and Morgan Stanley Capital Services LLC. Of the amount reported, Morgan Stanley has shared voting power with respect to 5,137,630 and shared dispositive power with respect to 5,153,330 shares, and Morgan Stanley Capital Services LLC has shared voting power and shared dispositive power with respect to 5,062,531 shares.

(6)
The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. BlackRock, Inc. has the sole power to vote or direct the vote of 4,146,440 shares and the sole power to dispose or direct the disposition of 4,289,827 shares.

(7)
The foregoing information is based solely upon information contained in a Schedule 13D/A filed with the SEC on February 7, 2020 by Casdin Capital, LLC, Casdin Partners Master Fund, L.P., Casdin Partners GP, LLC, and Eli Casdin. None of the foregoing entities or individual have the sole power to vote or cause the vote, or sole power to vote or direct the vote of, any shares of our common stock, and each of the foregoing entities and individuals have the shared power to dispose or direct the disposition of, and shared power to vote or direct the vote of, 3,365,000 shares of our common stock.

(8)
The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group and certain of its affiliates. The Vanguard Group has the power to vote or direct the vote of 113,459 shares and the sole power to dispose or direct the disposition of 3,053,779 shares.

(9)	The amount reported includes 13,426 options to purchase shares of our common stock currently exerciseable or exercisable within 60 days of March 1, 2020.

(10)	The amount reported includes 25,191 options to purchase shares of our common stock currently exerciseable or exercisable within 60 days of March 1, 2020.

(11)
The amount reported includes 72,085 shares of our common stock held by Penashe Holdings Propriety Limited. Dr. Fox is an executive director of Penashe Holdings Propriety Limited and may be deemed to have beneficial ownership of these securities, to the extent of any indirect pecuniary interest in his distributive shares therein.

(12)
The amount reported includes 19,062 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2020, and 5,500 shares held by the Lisa M. Giles Living Trust. Ms. Giles is a trustee of Lisa M. Giles Living Trust and may be deemed to have beneficial ownership of these securities, to the extent of any indirect pecuniary interest in her distributive shares therein.

(13)	The amount reported includes 19,062 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2020.

(14)
The amount reported includes 119,554 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2020, and 181,690 shares held by the Mendel Family Trust. Mr. Mendel is a trustee of the Mendel Family Trust and may be deemed to have beneficial ownership of these securities.

(15)
The amount reported includes 687,214 options to purchase shares of common stock currently exercisable or exercisable within 60 days of March 1, 2019, and 524,568 shares held by the Massarany Family Trust. Mr. Massarany is a trustee of the Massarany Family Trust and may be deemed to have beneficial ownership of these securities.

(16)	The amount reported includes 34,000 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2020.

(17)	The amount reported includes 222,416 options to purchase shares of our common stock currently exercisable or exercisable within 60 days of March 1, 2020.

(18)
The amount reported includes (a) 270,809 shares of our common stock held by Eric Stier, including 147,550 options to purchase shares of our common stock held by Mr. Stier which are currently exercisable or exercisable within 60 days of March 1, 2020; (b) 66,341 shares of our common stock held by Scott O’Brien, including 25,200 options to purchase shares of our common stock held by Mr. O'Brien which are currently exercisable or exercisable within 60 days of March 1, 2020; (c) 12,500 shares of our common stock held by Michael Harkins; (d) 2,356 shares of our common stock held by Hollis Winkler; and (e) 89,899 shares of our common stock held by Tyler Jensen, including 31,500 options to purchase shares of our common stock held by Mr. Jensen which are currently exercisable or exercisable within 60 days of March 1, 2020.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of April 1, 2020.

Name	Age	Position
Scott Mendel	53	Interim President and Chief Executive Officer
Johnny Ek	43	Chief Financial Officer
Michael Gleeson	45	Senior Vice President, Corporate Accounts
Michael Harkins	55	Senior Vice President, Sales
Tyler Jensen	52	Senior Vice President, Engineering and Product Technical Support
Brian Mitchell	55	Senior Vice President, Operations
Scott O'Brien	45	Senior Vice President, Global Product Marketing and International Sales
Eric Stier	44	Senior Vice President, General Counsel and Secretary
Hollis Winkler	45	Vice President, Human Resources

Scott Mendel has served as our Interim President and CEO since February 2020. Mr. Mendel previously served as the Company’s Chief Operating Officer from February 2019 to February 2020. Prior to serving as the Company’s Chief Operating Officer, Mr. Mendel served as the Company’s Chief Financial Officer from May 2014 to February 2019. Prior to joining the Company, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from March 2010 through its acquisition by the private-equity firm Vista Equity Partners in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric, a diversified technology, media and financial services company, for over 20 years, including chief financial officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management.

Johnny Ek has served as Chief Financial Officer since February 2019. Prior to serving as the Company’s Chief Financial Officer, Mr. Ek served as the Company’s Vice President, Finance and Accounting and Corporate Controller from November 2013 to February 2019. Prior to joining the Company, Mr. Ek served as Vice President and International Controller for Affymetrix, Inc., a leading provider of cellular and genetic analysis products, from May 2013 to November 2013. Prior to joining Affymetrix, Mr. Ek served as Controller of eBioscience, Inc., a privately held provider of flow cytometry and immunoassay reagents, from October 2010 through eBioscience’s acquisition by Affymetrix in May 2013. Prior to joining eBioscience, Mr. Ek held various roles with Ernst & Young LLP from May 2001 to October 2010, most recently serving as Senior Manager. Mr. Ek is a Certified Public Accountant (CPA) and earned a B.S. in finance from Brigham Young University and a Masters degree in accountancy (MAcc) from the University of Notre Dame’s Mendoza College of Business.

Michael Gleeson has served as Senior Vice President, Corporate Accounts since August 2018. Mr. Gleeson previously served as Senior Vice President, North American Commercial Operations from March 2014 to August 2018, and as Senior Vice President, Sales of the Company from March 2012 to March 2014. Prior to that, he held the position of Vice President, U.S. Sales from November 2010 to March 2012. From May 2010 to November 2010, he served as National Sales Director for the Company and in the same capacity for Osmetech Technology, Inc., a wholly-owned subsidiary of Osmetech plc, since November 2009. Mr. Gleeson has over 15 years of experience in Director and Senior Sales Executive roles with both public and privately held companies in the enterprise software and services sector. Before joining the Company, Mr. Gleeson served as Senior Account Executive with Sybase (an SAP company), an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information from February 2009 to November 2009 and as Director, Financial Services with GuardianEdge Technologies (acquired by Symantec) from February 2006 to November 2008. Mr. Gleeson also held positions with BEA Systems (acquired by Oracle) and Cap Gemini Ernst & Young where he had responsibility in global sales, ISV, OEM and channel sales. Mr. Gleeson holds a B.S. degree in Entrepreneurial Studies from Babson College in Massachusetts.

Michael Harkins has served as Senior Vice President, Sales of the Company since April 2019. Prior to joining the Company, Mr. Harkins served as Vice President, Global Sales of Edico Genome, a next-generation sequencing (NGS) analysis solutions provider, through its acquisition by Illumina, Inc., from January 2018 to May 2018. Prior to joining Edico Genome, Mr. Harkins held sales management roles of increasing responsibility with Thermo Fisher Scientific from January 2010 to January 2018, serving as Vice President, Global Commercial Sales of the Bioproduction Division from October 2015 to January 2018, and Vice President, Commercial Sales of the West Region of Thermo Fisher’s Life Sciences Solutions Group

(formerly Life Technologies) from January 2010 to October 2015. Prior to these roles, Mr. Harkins held sales management roles for Invitrogen Corporation, Eppendorf, Becton Dickenson & Co., and Beckman Coulter. Mr. Harkins received a B.S. in Medical Technology from Thomas Jefferson University.

Tyler Jensen has served as Senior Vice President, Engineering and Product Technical Support since May 2019. Mr. Jensen previously served as the Company’s Vice President, Platform Development from June 2013 to August 2019. Prior to joining the Company, Mr. Jensen held management roles with Digirad Corporation, a diversified healthcare imaging corporation, including Vice President, Research and Development from August 2012 to June 2013 and Vice President, Product Development from January 2010 to August 2012.  Prior to joining Digirad, Mr. Jensen served as Vice President of Operations and Product Development for VOCEL, Inc., a mobile software products and services company, from April 2005 to September 2009.  Mr. Jensen received a B.S. in Design Engineering Technology from Brigham Young University and a M.E. in Mechanical Engineering from Florida Atlantic University.

Brian Mitchell has served as Senior Vice President, Operations of the Company since May 2017. Mr. Mitchell previously served as the Company’s Vice President, Operations from November 2016 to May 2017. Prior to joining the Company, Mr. Mitchell served as Head of Operations, Research and Development, and Quality Assurance at Rainin Instruments, a wholly owned subsidiary of Mettler Toledo, from July 2015 to November 2016. Prior to joining Rainin, Mr. Mitchell held roles of increasing responsibility with Alere Inc., including most recently serving as Vice President of New Product Development from February 2012 to October 2014 and Vice President of Global Manufacturing from May 2004 to February 2012. Mr. Mitchell received a B.S. in Mechanical Engineering from Trinity College in Dublin, Ireland.
Scott O’Brien has served as Senior Vice President, Global Marketing and International Sales of the Company since March 2020. Mr. O’Brien joined the Company in April 2012 and, prior to being appointed to his current position, Mr. O’Brien held roles of increasing responsibility within the Company’s commercial organization, including most recently serving as Vice President, Global Marketing from October 2016 through February 2020. Prior to joining the Company, Mr. O’Brien held product marketing roles for Illumina, Inc., Agilent Technologies, and Stratagene Corporation. Mr. O’Brien received a B.S. in Microbiology from the University of Wisconsin-Madison.
Eric Stier has served as Senior Vice President, General Counsel and Secretary of the Company since May 2013. Mr. Stier previously served as the Company’s Vice President, Legal Affairs from November 2012 to May 2013. Prior to joining the Company, Mr. Stier served as Associate General Counsel of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, from August 2007 through its acquisition by Hologic, Inc. in August 2012. Prior to joining Gen-Probe, Mr. Stier served as a Corporate Associate with the law firm of Latham & Watkins LLP, from September 2002 to August 2007, in the firm’s Los Angeles and San Diego offices. Mr. Stier received a B.A. in Behavioral Science and Law from the University of Wisconsin-Madison and a J.D. with honors from the University of Wisconsin Law School.

Hollis Winkler has served as Vice President, Human Resources of the Company since September 2018. Ms. Winkler previously served as the founding member of Evolve | Strategic Talent Partners, a human resources consulting firm, from February 2018 to September 2018. Prior to founding Evolve, Ms. Winkler served in global human resources management from August 2013 to July 2017 for Thermo Fisher Scientific, most recently serving as Global Vice President, Human Resources, from April 2014 to July 2017. Prior to joining Thermo Fisher, Ms. Winkler served as Global Director, Human Resources for Royal Phillips Electronics, from November 2010 to August 2013. Ms. Winker received a B.A. from Tulane University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or a series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in the transaction. Our legal and finance departments are primarily responsible for the development and implementation of processes and controls to obtain information from directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To identify related-person transactions in advance, the Company’s legal department relies on information supplied by its executive officers and directors in the form of questionnaires.

In March 2010, our Board adopted the GenMark Diagnostics, Inc. Related Party Transaction Policy and Procedures. Under this written policy, a “Related Party Transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) required to be disclosed pursuant to Item 404 of Regulation S-K, and a “Related Party” means a related person as defined in Item 404 of Regulation S-K.

Under the policy, our Audit Committee reviews the material facts of all Related Party Transactions and either approves or disapproves of the transaction, subject to certain exceptions noted below. In determining whether to approve or ratify a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, the material terms of the transaction, the nature of the Related Party’s interest in the transaction, the significance of the transaction to the Related Party and the nature of the Related Party’s relationship with the Company, the significance of the transaction to the Company, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve or ratify (as applicable) any Related Party Transaction or modification to a Related Party Transaction in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new Related Party Transaction approved or ratified by the Chair in accordance with the policy must be provided to the Audit Committee for its review. If the Related Party Transaction is pending or ongoing, it must be submitted to the Chair of the Audit Committee promptly for ratification or, if appropriate, termination.

No director may participate in any discussion or approval of a Related Party Transaction as to which he or she (or as to which a family member) is a Related Party, except that the director must provide all material information concerning the Related Party Transaction to the Audit Committee.

If any executive officer of the Company becomes aware of a Related Party Transaction that the Audit Committee has not approved or ratified, he or she must promptly inform the Audit Committee. The Audit Committee will then consider all of the relevant facts and circumstances available, and if the Related Party Transaction is pending or ongoing, the Audit Committee may ratify, amend or terminate the transaction. If the Related Party Transaction has been completed, the Committee may ratify or rescind the transaction. In any case, the Audit Committee may direct one or more executive officers, the Company’s internal auditors, or the Company’s independent auditors to evaluate the Company’s internal controls and procedures to determine why the transaction was not submitted to the Committee for prior approval and to report whether any changes to the Company’s internal controls and procedures are recommended.
The Audit Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions are deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved is expected to exceed $120,000:

•
any employment arrangement with, or compensation or benefit for, an executive officer of the Company if (i) the compensation is required to be reported in the Company’s proxy statement or would have been required to be reported if the executive officer had been a “named executive officer,” and (ii) the Company’s Compensation Committee approved such arrangement, compensation or benefit, or such arrangement, compensation or benefit is available to employees generally;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; and

•
any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	5,160,860(1)	$9.53	3,017,419(2)
Equity compensation plans not approved by stockholders	—	—	—
Total:	5,160,860	$9.53	3,017,419

(1)
Consists of stock option awards (2,037,132), restricted stock units (2,669,499), and market-based stock units (454,229) granted under the Company's 2010 Equity Incentive Plan, as amended (the “2010 Plan”).

(2)
As of December 31, 2019, an aggregate of 2,286,503 shares of common stock were available for issuance under the 2010 Plan and an aggregate of 730,916 shares were available for issuance under the Company's Amended and Restated 2013 Employee Stock Purchase Plan (the “ESPP”). The 2010 Plan contains a provision for an automatic increase in the number of shares authorized for issuance thereunder each January until and including January 1, 2020, subject to certain limitations, by a number of shares equal to the lesser of 3% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares approved by our Board. Effective

January 1, 2020, an additional 1,807,643 shares became available for grant under the 2010 Plan in accordance with its terms.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of the compensation arrangements of our named executive officers for 2019 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, and expectations regarding future performance and compensation programs. Compensation policies that we adopt in the future and actual results may differ materially from those described in this discussion.

The following individuals were our named executive officers for 2019:

•	Hany Massarany, our former President and CEO;

•	Scott Mendel, our former Chief Operating Officer, former Chief Financial Officer, and current Interim President and CEO;

•	Johnny Ek, our Chief Financial Officer;

•	Michael Gleeson, our Senior Vice President, Corporate Accounts;

•	James McNally, our former Senior Vice President, Marketing and Business Development; and

•	Brian Mitchell, our Senior Vice President, Operations.

While the principal purpose of this Compensation Discussion and Analysis is to review the compensation of our named executive officers, many of the programs discussed apply to other members of our executive management team who, together with our named executive officers, are collectively referred to herein as our “executives officers” or “executives.”

Executive Summary

We are a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. We currently develop and commercialize high-value instruments and simple to perform, clinically relevant multiplex molecular tests based on our proprietary eSensor® electrochemical detection technology. Our eSensor instruments are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges.

We currently sell our ePlex® instrument, a multiplex, sample-to-answer platform that is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections, in the United States and internationally. We also sell our XT-8 instrument in the United States, along with related diagnostic and research tests, as well as certain custom manufactured reagents.

2019 Business Highlights

During 2019, we delivered strong financial and operational performance and executed on a number of efforts designed to support significant future business growth. For example:

•	our total annual revenue grew to $88 million, an increase of 24% over 2018;

•	our ePlex revenue in 2019 grew to $60.3 million, an increase of more than 59% over 2018;

•
we placed 173 new ePlex analyzers with customers, exiting 2019 with a global installed base of 527 ePlex analyzers, representing an approximately 49% increase to our total installed base at the end of 2018;

•	we increased our gross margin to 32.5%, a 5% improvement over 2018 driven entirely by improvement in our ePlex gross margins;

•
we received FDA 510(k) market clearance of our ePlex Blood Culture Identification (BCID) Gram-Positive Panel (BCID-GP), BCID Gram-Negative Panel (BCID-GN), and BCID Fungal Pathogen Panel (BCID-FP) from the U.S. Food and Drug Administration (the “FDA”);

•	we expanded and restructured our loan agreement, adding $11.3 million in February 2019 and an additional $20 million in December 2019 to our balance sheet after satisfying certain revenue milestones;

•	we generated over $12.5 million in cash from sales of our common stock under our ongoing at-the-market (ATM) equity offering; and

•	we ended the year with $53.5 million in cash and investments.

In addition, in February 2020 we shipped initial Research Use Only (RUO) test kits designed to detect the SARS-CoV-2/COVID-19 virus to several key sites in the United States with access to clinical samples and to our Hong Kong distributor. In March 2020, we received Emergency Use Authorization (EUA) from the FDA for our SARS-CoV-2/COVID-19 virus test.

Response to Most Recent Stockholder Advisory Vote on Named Executive Officer Compensation

Most recently, at our 2019 Annual Meeting of Stockholders, approximately 94% of the votes cast on our say-on-pay proposal approved our 2019 executive compensation program, policies, and practices. Our Board believes that these results were directly related to the significant stockholder outreach efforts made by the Company prior to making 2019 compensation decisions for our executive officers, following our failed say-on-pay vote at our 2018 Annual Meeting of Stockholders.

Shortly following our 2018 Annual Meeting of Stockholders, in June 2018 we hired Kingsdale Advisors, a proxy solicitation firm, to provide us with certain corporate governance and executive compensation analysis services and to assist us with planning and executing our off-season stockholder engagement efforts. As part of these efforts, we requested discussions with approximately 60% of our stockholder base, including all then current holders of over 5% of our common stock. Daryl J. Faulkner, a member of our Compensation Committee and the Chair of our Governance Committee, our Chief Financial Officer, our General Counsel, and our Vice President, Human Resources, as well as Kingsdale Advisors, participated in these outreach efforts. In late 2018, we hosted discussions with stockholders representing approximately 55% of our common stock in order to better understand the reasons for their 2018 say-on-pay vote and to elicit input regarding our overall executive compensation program and practices. Four key themes emerged based on these discussions with our largest stockholders:

1.
Stockholders that voted AGAINST our 2017 compensation program, policies, and practices at our 2018 Annual Meeting of Stockholders noted a misalignment between CEO pay (versus the prior year and the Company’s peer group) and stock price performance;

2.	Many stockholders supported increasing the proportion of performance-based equity awards for our CEO from 25% to 50% of the total equity award granted;

3.
Some stockholders questioned whether the NASDAQ Composite Index (the “Index”) was the best stock-price performance comparator/metric for the market-based stock unit awards (“MSUs”) granted to our executive officers in 2017; however, no consensus arose among stockholders as to a more appropriate alternative comparator or metric; and

4.
A number of stockholders indicated their preference that we include only three or four simple metrics in our 2019 bonus plan, and that we incorporate a margin or profitability financial metric in 2019 instead of operational metrics.

Our Compensation Committee carefully considered this stockholder input, the recommendations of its compensation consultant Compensia, the recommendations of Kingsdale Advisors, and other relevant factors prior to establishing our 2019 executive compensation program. In February 2019, in order to further align pay with performance our Compensation Committee determined that:

1.	Our CEO would not receive a merit base salary increase in 2019;

2.	The percentage of performance-based equity awarded to our CEO in February 2019 would be increased from a historical level of 25% of the total equity award to 50% of the total equity award;

3.
The MSUs granted to our CEO in February 2019 would require the Company’s total stockholder return (“TSR”) to exceed the Index by 5% in order for our CEO to earn the target number of shares subject to such MSUs; and

4.	The Company’s 2019 annual bonus plan would include four performance metrics related to revenue, ePlex placements, gross margin, and cash flow.

The Compensation Committee also determined that we would continue to use TSR as the performance measure under the MSUs granted to our executive officers in February 2019, and that we would continue to use the Index as the relative TSR comparator for such MSUs. The Compensation Committee made this determination, in part, because it believes (a) using Company-specific metrics such as revenue or other financial metrics would be duplicative with the metrics used in the Company’s annual bonus plan, (b) TSR directly links pay to stock price performance, and (c) the Index is the most appropriate TSR comparator given the nature of the Company’s business. In making this determination, the Compensation Committee also noted that, based on the Company’s three-year stock price performance, (i) no shares were earned by our named executive officers in respect of the one-year or two-year performance periods (January 1, 2017 to December 31, 2017 and January 1, 2017 to December 31, 2018, respectively) pursuant to the MSUs granted to such individuals in February 2017, and (ii) an aggregate of only 64.9% of the target number of shares subject to the MSUs granted to our executive officers in February 2016 were earned and issued to such individuals prior to the expiration of such awards. As a result, our Compensation Committee believes the MSUs are appropriately “at risk” and properly link the value delivered to our executive officers with the Company’s long-term stock price performance. Nevertheless, to further incentivize strong stock-price performance, our

Compensation Committee determined that, with respect to our former CEO, the Company’s TSR must exceed the Index by 5% in order for our former CEO to earn the target number of shares under the MSUs that he was granted in February 2019.

Our Compensation Committee will continue to consider our stockholders’ views when making future decisions regarding the structure and implementation of our executive compensation program.

2019 Executive Compensation Highlights

We recognize that our success is in large part dependent on our ability to attract, motivate, and retain talented executives. Accordingly, we strive to design and maintain an executive compensation program that incents strong performance, encourages teamwork and rapid progress, and closely aligns the interests of our executive officers and stockholders. At the time employee base salaries and equity awards were determined in early 2019, our Compensation Committee believed that it was vital to ensure that our executive compensation program provided incentives for building value, driving the successful commercialization of our ePlex system, and promoting retention of key executives. Our executives are responsible for, and essential to, designing and implementing the strategy to successfully execute our business objectives, drive the rapid adoption of our ePlex system, deliver continued support of our XT-8 system, build stockholder value, and conserve our assets. Compensation decisions made in early 2019 were made with these important goals in mind.

We believe the compensation awarded to our executive officers for 2019 reflects our core objectives, consistent with our overarching compensation philosophy of paying for performance. Specifically, our Compensation Committee, which oversees our executive compensation program, took the following actions with respect to the 2019 compensation of our named executive officers:

•
Base Salary. We did not award a merit base salary increase to our former CEO in 2019. In addition, based on a review of peer group data, we increased the base salary of our former Senior Vice President, Marketing and Business Development by 3% over his 2018 level. None of our other named executive officers received a merit based salary increase in 2019.

•
Annual Cash Incentive Plan Awards. Our 2019 annual bonus plan was designed to provide short-term incentive opportunities based on our actual performance as measured by multiple performance objectives linked to our annual operating plan. Consistent with past years, our Compensation Committee established a target bonus for our former CEO of 100% of his annual base salary, and established a target bonus opportunity equal to 50% of base salary for each of our other named executive officers. The funding of the Company’s overall bonus pool under our 2019 bonus plan was based on the achievement of four Company performance goals: (1) annual revenues; (2) annual gross margin; (3) the number of ePlex customer placements during 2019; and (4) annual cash flow (collectively, the “Company Performance Goals”). Based on actual performance, potential outcomes under our 2019 bonus plan in respect of the Company Performance Goals ranged from 0% to 160%. Based on the Company’s 2019 performance relative to the Company Performance Goals, the Company achieved 83.6% of target performance under the 2019 bonus plan. For additional information regarding our 2019 bonus plan, see the section entitled “Annual Bonus Awards” below.

•
Long-Term Incentive Compensation. Because of the overall importance to our success of aggressively pursuing our strategic goals, as well as conserving our cash resources, a significant portion of our executive compensation program has consisted of, and is expected to continue to consist of, long-term incentive compensation in the form of equity awards. In February 2019, we granted annual equity awards to our named executive officers in the form of restricted stock unit awards, with time-based vesting over a four-year period, and MSUs, which may be earned over a three-year period, with aggregate award values of approximately $3,571,350, in the case of our former CEO, and ranging from approximately $731,000 to approximately $1,242,700 in the case of our other named executive officers. The issuance of stock pursuant to the MSUs granted to our named executive officers in 2019 is completely dependent on the Company’s TSR as compared to the Index over three performance periods: a one-year performance period (January 1, 2019 to December 31, 2019); a two-year performance period (January 1, 2019 to December 31, 2020); and a three-year performance period (January 1, 2019 to December 31, 2021). As a result of our stock price performance during 2019 as compared to the Index, in January 2020 (a) our named executive officers other than our former CEO earned and were issued 74.6%, and our former CEO earned and was issued 72.6%, of the target number of shares which could have been earned under the MSUs granted in February 2019 in respect of the one-year performance period.

Set forth below are (a) the grant date fair value of the MSUs granted in 2019 as reported in the Summary Compensation Table below, and (b) the actual realized value delivered to each named executive officer under the MSUs in respect of the one-year performance period based on the Company’s per share stock price on January 2, 2020 ($4.72).

Named Executive Officer	Total 2019 MSU Grant Date Fair Value ($)	1-Year MSU Value Delivered ($)
Hany Massarany	2,198,925	354,231
Johnny Ek	257,750	29,340
Scott Mendel	438,175	83,530
Mike Gleeson	257,750	54,577
Brian Mitchell	257,750	54,577
James McNally	347,963	69,653

Pay-For-Performance Assessment
Our executive compensation philosophy, which is embodied in the design and operation of our short-term and long-term incentive compensation plans, ensures that a substantial portion of the compensation for our executive officers is contingent on our ability to meet and exceed our annual and long-term financial and operational objectives. Consequently, we believe that our executive compensation program creates commonality of interest between our executive officers and stockholders for long-term value creation. Our commitment to this philosophy is demonstrated by the following:

•
A majority of target total direct compensation is variable in nature and “at risk.” Our executive compensation program provides a majority of the target total direct compensation opportunities for our named executive officers in the form of an annual cash bonus opportunity and equity awards, which derive their value from our financial success and stock price performance. As illustrated below, approximately 89% of our CEO’s target total direct compensation for 2019 was in the form of variable pay, and, therefore, “at risk.” In addition, more than 87% of the compensation reported in the 2019 Summary Compensation Table for our CEO consisted of equity awards.

•
Annual bonuses are performance-based. Each year, our annual bonus plan uses multiple performance measures to create incentives for our named executive officers to achieve our specific annual financial and operational objectives for the year. As noted above, our Compensation Committee directly linked the vast majority of potential bonus payouts under our 2019 bonus plan to satisfying certain financial and commercial milestones. As a result of our 2019 performance, our named executive officers other than our former CEO received 83.6% of their respective target bonus under our 2019 bonus plan. Amounts payable to our former CEO under our 2019 bonus plan have not yet been determined by our Compensation Committee.

•
Executive equity compensation is directly linked to stock price performance. By design, the MSUs directly link the number of shares which may be earned and issued to our executive officers (and therefore the overall value delivered) to the Company’s stock price performance as compared to the Index over a three-year period. As noted above, consistent with past practice our Compensation Committee granted MSUs to our executive officers in February 2019, in an effort to align executive compensation with stockholder value creation. Based on actual performance, recipients may be issued between 0% and 200% of the target number of MSUs. As a result of our stock price performance during 2019 as compared to the Index, in January 2020 our named executive officers were issued (a) in the case of our named executive officers other than our former CEO, approximately 74.6% of the shares of common stock which could have been earned under the MSUs granted in February 2019 in respect of the one-year performance period (January 1, 2019 to December 31, 2019), (b) in the case of our former CEO, approximately 72.6% of the shares of common stock which could have been earned under the MSUs granted in February 2019 in respect of the one-year performance period (January 1, 2019 to December 31, 2019), (c) approximately 84.3% of the shares of common stock which could have been earned by all of our named executive officers under the MSUs in respect of the two-year performance period (January 1, 2018 to December 31, 2019) pursuant to the MSUs granted to such individuals in February 2018, and (c) no shares were issued to any of our named executive officers in respect of the three-year performance period (January 1, 2017 to December 31, 2019) pursuant to the MSUs granted to such individuals in February 2017.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2019:

•
Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

•
Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2019 compensation review. This consultant performed no consulting or other services for the Company during 2019.

•
Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

•
Annual Compensation-Related Risk Review. Our Compensation Committee conducts an annual assessment of our compensation-related risk profile, including our compensation policies and practices, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.

•
No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers, other than our broad-based 401(k) defined contribution plan, as described in more detail below.

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•
Limited Perquisites. We do not consider perquisites or other personal benefits to be a significant component of our executive compensation program. Accordingly, we provide only limited perquisites and other personal benefits, if any, to our executive officers, which, if provided, are generally de minimis in value.

•
No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits.

•
Stock Ownership Policy. We have adopted a stock ownership policy for our executive officers and Board members that requires them to maintain ownership of our common stock with a value equal to two or three times their annual base salary or director retainer, as applicable, depending on position.

•
Hedging and Pledging Prohibited. We prohibit our directors and executive officers from engaging in short-term or speculative transactions involving the Company's securities, such as publicly traded options, short sales, puts and calls, and hedging transactions. This prohibition also applies to holding our securities in a margin account and “short sales against the box.”

•	Stock Option Repricing Prohibited. Our equity compensation plan prohibits the repricing of stock options and other equity awards without stockholder approval.

In addition, in April 2020 our Board approved a clawback policy, which generally provides that if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, and the Board or our Compensation Committee determines that any of our named executive officers engaged in misconduct that contributed to such noncompliance that resulted in our obligation to prepare the accounting restatement, then the Compensation Committee will direct us to use prompt and reasonable efforts to recover from such individual(s) all excess performance-based equity compensation received by such individual(s) during the preceding three fiscal years.

Overview of Compensation Objectives

We recognize that our success is in large part dependent on our ability to attract and retain talented employees. We endeavor to create and maintain an executive compensation program based on performance, teamwork, and rapid progress, and to align the interests of our executive officers and stockholders. As such, we have designed our executive compensation program to achieve the following objectives:

•	attract and retain highly-talented, experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills, and performance contribute to our success, including our key financial, operational, and strategic goals;

•	align compensation with our business and financial objectives and the short-term and long-term interests of our stockholders; and

•	offer total compensation that is competitive and fair.

To meet these objectives, the principal components of our 2019 executive compensation program consisted of base salary, annual cash bonus opportunities, and equity awards. Each of the components has a role in meeting the objectives above. The mix of compensation components is designed to reward and provide incentives for both short-term and long-term performance. We intend to continue to set our compensation policies with the goal of achieving the compensation objectives identified above with the same overall components of compensation. Additionally, we believe that attracting and retaining high caliber executives and providing them with appropriate performance incentives are critical steps to help us achieve our corporate goals and build long-term value for our stockholders.

Roles of the Compensation Committee, Chief Executive Officer, and Compensation Consultant

The Compensation Committee of our Board is responsible for the compensation programs for our executive officers and reports to the full Board on its decisions and other actions. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our executives, including our CEO.

Our CEO attends Compensation Committee meetings and has been and will continue to be involved in the determination of compensation for our other executive officers. Typically, our CEO makes recommendations to the Compensation Committee regarding base salary and incentive-based compensation for our other executive officers based on our financial and operational results and an assessment of each individual executive officer’s contribution toward those results. Our Compensation Committee approves the compensation arrangements for our CEO. In February 2020, Mr. Massarany stepped down from his role as President and CEO and as a member of our Board and the Board appointed Mr. Mendel as our Interim President and CEO.

As previously noted, at least annually our Compensation Committee conducts a review of our executive compensation program and the target total direct compensation opportunity and each individual compensation component for our named executive officers. In the course of its deliberations, the Compensation Committee reviews our CEO’s compensation recommendations (as described above) as well as several additional factors, including the competitive market analysis prepared by its compensation consultant (which it uses to enhance its understanding of the competitive market for executive talent and to assess competitive positioning), our financial and operational performance, each individual executive officer’s contributions to that performance, his or her individual performance for the past completed fiscal year and expected future contributions, his or her role and responsibilities, his or her tenure with the Company, his or her individual experience, skills, and expertise, the demand for such specific experience, skills, and expertise, his or her retention risk, internal equity, and the financial impact of our compensation decisions on key financial and other measures, such as our equity “burn rate.” Our Compensation Committee does not weigh these factors in any specific manner, and, given the range of factors considered, does not target any specific percentile level or percentile range for any individual compensation component or overall target total direct compensation opportunity.

Our Compensation Committee has retained Compensia, a national compensation consulting firm that reports directly to the Compensation Committee, to assist the committee with reviewing and analyzing the key elements of our executive compensation program. As part of its engagement, the Compensation Committee has directed Compensia to develop recommendations and performance measures for consideration and potential approval by the Compensation Committee, including developing and updating as appropriate a peer group of companies which the committee uses to assess our compensation programs, policies, and practices. Our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C 1 and the listing standards of the NASDAQ Stock Market, and has concluded that no conflict of interest exists with respect to the work Compensia performs for our Compensation Committee.

Competitive Positioning

An important step in structuring the compensation packages for newly hired executive officers, as well as gauging the competitiveness of the compensation packages for existing executive officers, is the identification and evaluation of compensation packages offered to similarly situated executive officers of a peer group of companies. Our Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable publicly-held companies. To this end, our Compensation Committee directed Compensia, as part of its engagement, to develop and regularly update as appropriate a comparative group of peer companies, as well as to perform analyses of competitive performance and compensation levels for that peer group. As part of the process, Compensia presented to our Compensation Committee, and the committee approved, the following peer group for purposes of assessing our executive compensation program for 2019:

Accelerate Diagnostics	LeMaitre Vascular	OraSure Technologies, Inc.

Anika Therapeutics	Luminex Corporation	Pacific Biosciences of California

Anteres Pharma	Meridian Bioscience	Rockwell Medical, Inc.

AxoGen, Inc.	Merrimack Pharmaceuticals, Inc.	SurModics, Inc.

Cerus Corporation	NanoString Technologies, Inc.	Veracyte

Enzo Biochem, Inc.	Navidea Biopharmaceuticals, Inc.

Intersect ENT, Inc.	Nuvectra Corporation

This compensation peer group was developed by Compensia and approved by our Compensation Committee after taking into account input from management and considering a number of factors, including competition for labor and/or investment capital, the industry in which the companies operate, and their respective revenues, market capitalization, and number of employees. The Compensation Committee added one company to our peer group (Nuvectra) based on industry-fit and given that it fell within our selection criteria range for both revenue and market capitalization. The Compensation Committee removed three peers (Foundation Medicine, Inc., Glaukos Corporation, and Quidel Corporation) from our peer group because one company (Foundation Medicine) was acquired and the other two companies (Glaukos and Quidel) because the revenue and market capitalization for those companies exceeded our selection criteria.

Elements of Compensation

For 2019, the principal elements of our executive compensation program consisted of base salary, annual cash bonus opportunities, and equity awards. In 2019, the equity awards consisted of restricted stock unit awards and MSUs. Our executive officers are also eligible to participate in our health and welfare benefits plans, which are generally available to all of our employees and are further described below. The following summarizes our objectives for each of the principal elements of executive compensation for 2019:

Base salaries:

•	reward individuals’ current contributions to the Company; and

•	compensate individuals for their expected day-to-day performance.

Annual bonus awards:

•	align executive compensation with annual corporate performance objectives;

•	enable us to attract, retain, and reward individuals who contribute to our success; and

•	motivate individuals to enhance the value of our Company.

Long-term incentive compensation:

•	align individuals’ incentives with the long-term interests of our stockholders;

•	reward individuals for potential long-term contributions; and

•	provide the potential for increased executive retention.

We emphasize annual and long-term incentive compensation over fixed (base salary) compensation. As part of its evaluation of the compensation of our executive officers, our Compensation Committee reviews not only the individual elements of compensation, but also their target total direct compensation opportunity and the mix between fixed and variable compensation. We believe this approach has allowed us to attract and retain highly talented and experienced executive officers. In addition, we believe this approach rewards our executive officers when we achieve our corporate objectives as well as enables us to preserve working capital. If our corporate objectives are not achieved and/or our stock price does not appreciate, a significant portion of the compensation for our executive officers is at risk. In this manner, our executive compensation program is directly aligned with the interests of our stockholders and is structured to reward overachievement of our corporate objectives and the creation of long-term stockholder value.

Based on the Compensation Committee’s pay-for-performance philosophy and focus on linking executive compensation with long-term stockholder interests, in February 2019 the Compensation Committee approved a compensation strategy for our executive officers which generally sought to establish base salaries in the lower range of the competitive market, as reflected by the Company’s compensation peer group, and annual cash bonus opportunities and equity awards in the higher range of the competitive market.

Base Salaries

Base salary is the principal fixed component of our executive compensation program and is intended to reward individual contributions to the Company and compensate our executive officers for their expected day-to-day performance. Our Compensation Committee’s overall strategy is to maintain base salary as a nominal portion of each executive officer’s target total direct compensation opportunity. The Compensation Committee initially establishes base salaries for our executive officers through arm’s-length negotiation at the time of hire and principally based on a total compensation package that considers prior base salary but generally seeks to set this compensation component in the lower range of the competitive market. The base salaries of our executive officers are then reviewed annually by our Compensation Committee, with significant input from our CEO for our other executive officers, to determine whether any adjustment is warranted.

In determining whether to adjust the base salaries of our executive officers, our Compensation Committee considers the recommendations of our CEO, the competitive market analysis prepared by its compensation consultant, its desired market positioning for this compensation component, and the other factors described above. After evaluating the foregoing, in February 2019 our Compensation Committee determined that it would increase the base salary of our former Senior Vice President, Marketing and Business Development by 3%. None of our other named executive officers, including our former CEO, received a base salary increase in 2019.

Annual Bonus Awards

Our annual bonus awards are designed to provide short-term incentive compensation consistent with our annual performance. To support this objective, each year our Compensation Committee approves an annual bonus plan. Each of our executive officers is eligible to participate in the bonus plan. The bonus plan is designed to align each executive officer’s efforts with our key financial, operational, and strategic goals by providing an opportunity for each executive officer to earn an annual bonus with the award payments based on our success in achieving our annual corporate objectives as reflected in our annual operating plan.

The 2019 Bonus Plan

The Compensation Committee is responsible for establishing the target annual bonus opportunities for our executive officers under our annual bonus plan. Typically, the target annual bonus opportunity for each executive officer is expressed as a percentage of his or her annual base salary. For purposes of our 2019 bonus plan, the target annual bonus opportunity for our former CEO was 100% of his annual base salary and the target annual bonus opportunity for each of our other named executive officers was 50% of each individual’s respective annual base salary, based in part to ensure internal pay equity among our executive officers, in each case based on the achievement of the Company Performance Goals. Based on actual performance, potential outcomes under our 2019 bonus plan in respect of the Company Performance Goals could have ranged from 0% to 160%.

Bonus payouts for 2019 were based on four Company Performance Goals, comprising: (1) annual revenues; (2) annual gross margin; (3) the number of ePlex customer placements during 2019; and (4) annual cash flow. Under our 2019 bonus plan, the revenue goal was assigned a 40% weighting, the gross margin goal was assigned a 30% weighting, and the ePlex placement and cash flow goals were each assigned a 15% weighting, in each case based on the Compensation Committee’s assessment of the importance of achieving such goals during 2019. The Compensation Committee established the revenue, ePlex customer placement, and gross margin performance goals in recognition that these metrics measure the growth of the Company and provide an indication of future success. The Compensation Committee established the cash flow performance goal in order to ensure our executive officers displayed prudent stewardship of our critical cash resources.

With respect to each of the Company Performance Goals, the 2019 bonus plan provided that our executive officers could have achieved between 80% and 160% of their respective target bonus opportunity for each goal if the Company achieved at least a designated threshold level of performance for each goal during 2019. Performance below the threshold level of performance in respect of each Company Performance Goal would result in 0% achievement for such goal, and any achievement above the designated maximum amount for any Company Performance Goal would result in maximum level achievement (160%). In addition, any achievement between the designated levels for any Company Performance Goal would result in an achievement level based on linear interpolation between the applicable performance levels.

The following table describes the Company Performance Goals and each associated bonus payment opportunity based on actual performance as set forth in our 2019 bonus plan:

Company Performance Goal		Threshold Performance	Base Performance	Stretch Performance
Revenue (40%)	Result	$88 million	$94 million	$100 million
	Payout	80.0%	100.0%	160.0%
Gross Margin (30%)	Result	28.0%	31.0%	34.0%
	Payout	80.0%	100.0%	160.0%
ePlex Placements (15%)	Result	170	185	200
	Payout	80.0%	100.0%	160.0%
Cash Flow (15%)	Result	$(28.0) million	$(25.0) million	$(22.0) million
	Payout	80.0%	100.0%	160.0%
Total Payout		80.0%	100.0%	160.0%

Our Compensation Committee believed the Company Performance Goals were in each case uncertain and challenging to obtain. In addition, our Compensation Committee recognized that, at the time the performance metrics and related achievement levels were established, there would be a considerable degree of difficulty in achieving all of our goals.

In 2019, we recorded annual revenue of $88 million and annual gross margin of 32.5%. During 2019, we secured 173 ePlex customer placements and we used $45.1 million in cash and cash equivalents. Our Compensation Committee therefore determined that 83.6% of target performance was achieved in respect of the Company Performance Goals under the terms of our 2019 bonus plan. As a result, in February 2020 our Compensation Committee awarded each of our named executive officers other than our former CEO a bonus amount equal to 83.6% of their respective target bonus amounts under our 2019 bonus plan. Amounts payable to our former CEO under our 2019 bonus plan have not yet been determined by our Compensation Committee. Payments made in March 2020 to each of our named executive officers under the terms of our 2019 bonus plan are reflected under the “Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table below.

Long-Term Incentive Compensation

In addition to annual bonus awards, we provide equity awards to our executive officers. Because of the overall importance to our success of aggressively pursuing our strategic goals, as well as conserving our cash resources, a significant portion of our executives’ compensation has consisted of, and is expected to continue to consist of, equity-based awards. We believe that equity awards help achieve our compensation objectives by encouraging our executive officers to remain with the Company through at least the multi-year vesting or performance period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value, while conserving working capital and aligning stockholder objectives.

Generally, these equity awards have consisted of options to purchase shares of our common stock, restricted stock unit awards, MSUs, and performance stock awards. In February 2019, our Compensation Committee determined that our named executive officers would receive an annual equity award comprising restricted stock unit awards and MSUs.

Equity Grant Practices

Generally, our named executive officers receive an equity award in connection with their initial hire, following promotions, and on an annual basis. To assist our Compensation Committee, we have developed guidelines for initial and annual equity awards. The guidelines for initial awards are based on the executive officer’s position and the competitive market analysis prepared by our Compensation Committee’s compensation consultant, while the guidelines for annual awards are based on this competitive market analysis and the other factors described above.

When granting equity awards to a newly-hired executive officer, our Compensation Committee also considers the individual’s background and historical compensation levels in order to determine the value of the equity award to be granted.

2019 Equity Awards

In February 2019, we granted annual equity awards to our named executive officers in the form of restricted stock unit awards and MSUs with aggregate award values of approximately $3,571,000, in the case of our former CEO, and ranging from approximately $731,000 to approximately $1,242,700 in the case of our other named executive officers.

Restricted stock units granted in 2019 vest over four years, with 25% of the shares subject to the award vesting on the first anniversary of the grant date and the remaining shares subject to the award vesting in equal quarterly installments over the following three years, subject to each executive officer’s continued employment through each vesting date.

The shares of our common stock which may be earned pursuant to the MSUs granted in February 2019 are based on the Company’s TSR as compared to the Index over three performance periods: a one-year performance period (January 1, 2019 to December 31, 2019); a two-year performance period (January 1, 2019 to December 31, 2020); and a three-year performance period (January 1, 2019 to December 31, 2021). The applicable portion of the target award for each performance period will be reduced by two percentage points for each percent by which the Index exceeds our TSR but with the applicable portion of the target award reduced to 0% if the Index exceeds our TSR by 50% or more. The applicable portion of the target award will be increased by two percentage points for each percent by which our TSR exceeds the Index, up to maximum of 200% of the target award if our TSR exceeds the Index by 50% or more. At the end of the two-year and three-year performance periods, each recipient is eligible to receive any shares that were not earned in the one-year and two-year performance periods to the extent that the Company’s two-year or three-year TSR, as applicable, exceeds the prior performance results as compared to the Index. For purposes of calculating the difference in performance between our TSR and the Index under the MSUs, the average per share closing price for the 30 market trading days ending on the last market trading day of the applicable performance period, and the average per share closing price for the 30 market trading days ending on the last market trading day immediately preceding the first day of the applicable performance period, are used. Notwithstanding the foregoing, the MSUs granted to our former CEO in February 2019 provide that the Company’s TSR must equal 105% of the Index in order for our former CEO to earn and be issued the target number of shares with respect to each of the performance periods under such awards.

As a result of our stock price performance during 2019 as compared to the Index, in January 2020 (a) our named executive officers other than our former CEO earned and were issued approximately 74.6% of the shares of common stock which could have been earned under the MSUs granted in February 2019 in respect of the one-year performance period (January 1, 2019 to December 31, 2019), and (b) our former CEO earned and was issued 72.6% of the shares of common stock which could have been earned under such awards in respect of the one-year performance period. Set forth below are (a) the grant date fair value of the MSUs as reported in the Summary Compensation Table below, and (b) the actual realized value delivered to each named executive officer under the MSUs granted in February 2019 in respect of the one-year performance period based on the Company’s per share stock price on January 2, 2020 ($4.72).

Named Executive Officer	Total 2019 MSU Grant Date Fair Value ($)	1-Year MSU Value Delivered ($)
Hany Massarany	2,198,925	354,231
Johnny Ek	257,750	29,340
Scott Mendel	438,175	83,530
Mike Gleeson	257,750	54,577
Brian Mitchell	257,750	54,577
James McNally	347,963	69,653

In addition, as a result of our stock price performance during 2019 as compared to the Index (a) approximately 84.3% of the shares of common stock which could have been earned under the MSUs in respect of the two-year performance period (January 1, 2018 to December 31, 2019) pursuant to the MSUs granted to such individuals in February 2018 were issued to our named executive officers, and (b) no shares were issued to our named executive officers in respect of the three-year performance period (January 1, 2017 to December 31, 2019) pursuant to the MSUs granted to such individuals in February 2017.

Other Benefits

In order to attract, retain, and pay market levels of compensation, we also provide our executive officers with the following health and welfare benefits:

•
Health Insurance. We provide each of our executive officers and their spouses, qualifying domestic partners, and children the same health, dental, and vision insurance coverage that we make available to our other eligible employees.

•	Life and Disability Insurance. We provide each of our executive officers with the same disability and life insurance as we make available to our other eligible employees.

•
Retirement Benefits. Our executive officers and other qualifying employees are eligible to participate in our tax-qualified 401(k) defined contribution plan. We do not currently make matching contributions for our executive officers that participate in the 401(k) plan, however, we have previously made matching contributions and we may choose to do so again for our executive officers in the future. We do not provide pension arrangements or post-retirement health coverage for our executive officers or employees.

•
Employee Stock Purchase Plan. In May 2018, our stockholders approved our Amended and Restated ESPP, which allows all participants (including our executive officers) to acquire our common stock at a discount price. The ESPP has a six-month “look-back” feature and allows participants to buy our stock at a 15% discount to the lower of the market price on the first or last day of the applicable six-month offering period with up to 10% of the participant’s base salary or a maximum of $25,000 annually.

•
Limited Perquisites and other Personal Benefits. We have limited the perquisites and other personal benefits that we make available to our executive officers. Our executive officers are entitled to relocation expenses on their initial hire and may from time-to-time be provided with other benefits with de minimis value that are not otherwise available to all of our employees. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make him or her more efficient and effective, or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our Compensation Committee.

Employment Agreements

We entered into a written employment agreement with Hany Massarany, our former CEO. In addition, we have entered into a new employment agreement with our current Interim President and CEO, Scott Mendel. We also have extended written employment offer letters to our other named executive officers. In addition, all of our current executive officers participate in our Executive Severance Plan (the "Severance Plan"). We believe that these employment arrangements are necessary to induce these individuals to forego other employment opportunities and/or were necessary and appropriate to induce these executives to leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling our executive positions, our Board was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing industry. Accordingly, the Compensation Committee recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly competitive labor market. At the same time, our Board was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

Each of these employment arrangements provides for “at will” employment and generally sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and a recommendation for an initial equity award.

For a detailed description of the employment arrangements with our named executive officers, see “Employment Agreements” below.

Post-Employment Compensation Arrangements

Our employment arrangements with our named executive officers provide them with the opportunity to receive various payments and benefits in the event of an involuntary termination of employment under certain specified circumstances, including an involuntary termination of employment in connection with a change in control of the Company. In addition, in the event of a change in control of the Company, all outstanding equity awards issued under the 2010 Plan held by Mr. Mendel, Mr. Mitchell and Mr. Gleeson will automatically become fully vested, exercisable or payable, as applicable. In the event of a change in control of the Company, all outstanding equity awards issued to Mr. Ek under the 2010 Plan will become fully vested, exercisable or payable, as applicable, if within 18 months following such event, Mr. Ek’s employment is terminated without Cause or Mr. Ek resigns with Good Reason (in each case as such terms are defined within the awards granted to Mr. Ek).

We provide these arrangements to encourage our executive officers to work at a dynamic and rapidly growing business where their long-term compensation largely depends on future stock price appreciation. These arrangements are intended to, among other things, mitigate a potential disincentive for our executive officers when they are evaluating a potential acquisition of the Company, particularly when the services of the executive officers may not be required by the acquiring entity. In such a situation, we believe that these arrangements are necessary to encourage retention of the executive officers through the conclusion of the transaction, and to ensure a smooth management transition. These arrangements have been drafted to provide each of our executive officers, including our named executive officers, with treatment that is competitive with current market practices.

For a detailed description of the post-employment compensation arrangements of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

Other Compensation Policies

Hedging and Pledging Policy

We have adopted a securities trading policy that prohibits our executive officers and Board members from engaging in hedging and other inherently speculative transactions with respect to our stock. The equity awards granted to our executive officers and other senior employees are designed to tie the value of these awards to long-term stockholder value. Our Compensation Committee believes that it is essential that executive officers and directors be prevented from using hedging and derivative transactions to undermine or circumvent the objectives of these arrangements. As a result, we maintain a securities trading policy that prohibits these individuals from engaging in short sales, transactions in put or call options, hedging transactions, or any other inherently speculative transaction with respect to our securities. This prohibition also applies to holding our securities in a margin account and “short sales against the box.”

Stock Ownership Policy

In April 2014, we adopted a stock ownership policy for our executive officers and Board members that, subject to a phase-in period, requires these individuals to maintain ownership of our stock equal to three times their annual base salary or annual director retainer, as applicable, in the case of our CEO and the members of our Board, and two times their annual base salary in the case of all other executive officers. All of our named executive officers and Board members are either already in compliance, or are expected to be in compliance by the required phase-in date, with the terms of the policy.

Compensation Recovery (“Clawback”) Policy

In April 2020, our Board approved a clawback policy, which generally provides that if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, and the Board or our Compensation Committee determines that any of our named executive officers engaged in misconduct that contributed to such noncompliance that resulted in our obligation to prepare the accounting restatement, then the Compensation Committee will direct us to use prompt and reasonable efforts to recover from such individual(s) all excess performance-based equity compensation received by such individual(s) during the preceding three fiscal years.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive, in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Tax and Accounting Considerations

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax, and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the Company’s tax deductibility of annual compensation in excess of $1 million paid to our CEO and any of our three other most highly compensated executive officers, other than our Chief Financial Officer for taxable years ending on or before December 31, 2017. For taxable years ending on or before December 31, 2017, qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met.

Under the Tax Cuts and Jobs Act and effective for taxable years beginning on or after January 1, 2018, the exemption from the $1 million deduction limit for performance-based compensation has been repealed, and the persons treated as covered employees subject to the deduction limit have been expanded to include our Chief Financial Officer, as well as our CEO and our three other most highly compensated executive officers. Further, any executive officer who was a covered employee for any taxable year beginning after December 31, 2016 continues to be treated as a covered employee in all future years.  However, the prior Section 162(m) provisions continue to apply to remuneration paid pursuant to binding written contracts in effect on November 2, 2017 and that are not materially modified after that date.

Our Compensation Committee regularly reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of our stockholders. As a result, our Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of our stockholders.

Accounting for Stock-Based Compensation

Our Compensation Committee considers accounting treatment in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our consolidated statement of operations all share-based payments to employees, including grants of options to purchase shares of our common stock, restricted stock and restricted stock unit awards, performance stock units, and MSUs based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule).

CEO Pay Ratio

The following ratio compares the annual total compensation of our median employee with the annual total compensation of Mr. Massarany, our former CEO. The pay ratio described below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “pay ratio rule”).

The total annual compensation of our median employee, not including our former CEO, was $61,695. This total compensation amount includes salary paid during 2019, bonuses, non-equity incentive plan compensation (even if paid in the following fiscal year), equity awards (to the extent applicable), and other required compensation per the Summary Compensation Table disclosure rules. The total annual compensation of our former CEO, as reported in the Summary Compensation Table, was $4,088,702. For 2019, the ratio of the total annual compensation of our former CEO to the total annual compensation of our median employee was 66 to 1.

For purposes of the above disclosure, we are required to identify our median employee based upon our total, global workforce. In order to identify our median-paid employee from our workforce, we used the following methodology, material assumptions, adjustments, and estimates:

•
As permitted under SEC rules, to determine our median employee, we used base salary for our U.S. and international employees as our consistently applied compensation measure (CACM), rather than total compensation as calculated under the Summary Compensation Table disclosure rules.

•	We determined our median employee as of December 31, 2019.

•	All non-U.S. employees’ pay was converted into U.S. dollars using an exchange rate based on our determination date of December 31, 2019.

•	We excluded all 120 leased and contract workers providing services to the Company as of December 31, 2019.

 2019 Summary Compensation Table
The following table sets forth information concerning compensation earned for services rendered by our named executive officers for the fiscal years ended December 31, 2019, 2018, and 2017 (to the extent applicable). The compensation described in this table does not include medical insurance or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Hany Massarany	2019	515,000	3,571,350	—	2,352	4,088,702
Former President and CEO	2018	512,106	2,342,150	489,662	774	3,344,692
	2017	490,345	2,943,496	74,993	774	3,509,608

Johnny Ek	2019	278,398	731,000	119,433	547	1,129,378
Chief Financial Officer

Scott Mendel	2019	356,380	1,242,700	148,967	1,258	1,749,305
Former Chief Operating Officer; Former Chief Financial Officer; and current Interim President and CEO	2018	354,400	748,900	176,070	414	1,279,784
	2017	344,142	924,400	25,956	414	1,294,912

Mike Gleeson	2019	278,100	731,000	116,246	820	1,126,166
Senior Vice President, Corporate Accounts	2018	276,615	563,800	126,967	180	967,562
	2017	268,862	693,300	20,278	180	982,620

Brian Mitchell	2019	262,650	731,000	109,788	2,352	1,105,790
Senior Vice President, Operations	2018	261,179	561,675	119,913	414	943,181

James McNally	2019	288,577	986,850	121,305	492	1,397,224
Former Senior Vice President, Marketing and Business Development	2018	274,673	765,175	139,199	162	1,179,209

(1)
Amounts reported reflect the grant date fair value of the awards determined in accordance with ASC Topic 718. For more information and the assumptions used to determine these values, see Note 5 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 2, 2020.

(2)
The amounts reported in 2019, 2018, and 2017 reflect the grant date fair value of restricted stock units and MSUs granted in 2019, 2018, and 2017, respectively. The grant date fair value of the MSUs is based on the probable outcome of such awards as of the applicable grant date. Assuming maximum achievement under the MSUs (200%) granted in 2017, the grant date fair value of such MSUs, by individual, would have been as follows: Mr. Massarany ($1,760,226); Mr. Mendel ($552,800); and Mr. Gleeson ($414,600). Assuming maximum achievement under the MSUs (200%) granted in 2018, the grant date fair value of such MSUs, by individual, would have been as follows: Mr. Massarany ($1,581,800); Mr. Mendel ($503,300); Mr. McNally ($449,375); Mr. Gleeson ($377,475); and Mr. Mitchell ($377,475). Assuming maximum achievement under the MSUs (200%) granted in 2019, the grant date fair value of such MSUs, by individual, would have been as follows: Mr. Massarany ($4,397,850); Mr. Mendel ($876,350); Mr. McNally ($695,925); Mr. Ek ($515,500); Mr. Gleeson ($515,500); and Mr. Mitchell ($515,500).

(3)
Amounts reported represent payments made based on actual performance pursuant to the terms of the annual bonus plan in effect for the applicable reporting period. Amounts payable to our former CEO under the 2019 bonus plan have not yet been determined by our Compensation Committee.

(4)	All amounts reported consist of life insurance benefits.

2019 Grant of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Hany Massarany		—	515,000	824,000
	2/18/19				—	217,500	435,000		2,198,925
	2/18/19							217,500	1,372,425

Johnny Ek			142,862	228,579
	2/18/19				—	25,000	50,000		257,750
	2/18/19							75,000	473,250

Scott Mendel		—	356,380	570,208
	2/18/19				—	42,500	85,000		438,175
	2/18/19							127,500	804,525

Mike Gleeson		—	139,050	222,480
	2/18/19				—	25,000	50,000		257,750
	2/18/19							75,000	473,250

Brian Mitchell		—	131,325	210,120
	2/18/19				—	25,000	50,000		257,750
	2/18/19							75,000	473,250
James McNally		—	145,101	232,162
	2/18/19				—	33,750	67,500		347,963
	2/18/19							101,250	638,888

(1)	Amounts reported represent the target and maximum cash bonus amounts that could have been earned under our 2019 bonus plan.

(2)
Amounts reported represent the target and maximum number of shares that may be issued based on actual performance under the MSUs granted to our named executive officers in February 2019. MSUs may be earned in each of three performance periods beginning on January 1, 2019 and ending on each of December 31, 2019, December 31, 2020, and December 31, 2021. For additional information regarding these awards, see the “Outstanding Equity Awards at December 31, 2019 Table” below.

(3)
Amounts reported reflect grants of restricted stock units made under the 2010 Plan, which vest 25% on the first anniversary of the grant date and in equal quarterly installments thereafter over the following three years.

(4)
Amounts reported represent the grant date valuation of the awards determined in accordance with ASC Topic 718. For more information and the assumptions used to determine these values, see Note 5 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 2, 2020.

Outstanding Equity Awards at December 31, 2019 Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested	Market Value of Shares or Units that have not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have not Vested (1)($)
Hany Massarany	4/5/11	275,000	—	$3.95	4/5/21(2)	—	$—	—	$—
	3/6/13	77,000	—	$10.89	3/6/23(2)	—	$—	—	$—
	3/6/14	160,714	—	$12.30	3/6/24(2)	—	$—	—	$—
	2/18/16	—	—	$—	—	15,640(3)	$75,228	—	$—
	2/22/17	—	—	$—	—	59,705(3)	$287,181	—	$—
	2/23/18	—	—	$—	—	185,625(3)	$892,856	—	$—
	2/27/18	—	—	$—	—	—	$—	73,334(4)	$352,737
	2/18/19	—	—	$—	—	217,500(3)	$1,046,175	—	$—
	2/18/19	—	—	$—	—	—	$—	217,500(5)	$1,046,175

Johnny Ek	11/5/13	17,000	—	$11.59	11/5/23(2)	—	$—	—	$—
	2/19/15	17,000	—	$13.17	2/19/25(2)	—	$—	—	$—
	2/18/16	—	—	$—	—	1,407(3)	$6,768	—	$—
	2/21/17	—	—	$—	—	7,032(3)	$33,824	—	$—
	2/23/18	—	—	$—	—	23,625(3)	$113,636	—	$—
	2/18/19	—	—	$—	—	75,000(3)	$360,750	—	$—
	2/18/19	—	—	$—	—	—	$—	25,000(5)	$120,250

Scott Mendel	5/13/14	84,002	—	$9.43	5/13/24(2)	—	$—	—	$—
	2/19/15	35,552	—	$13.17	2/19/25(2)	—	$—	—	$—
	2/18/16	—	—	$—	—	5,450(3)	$26,215	—	$—
	2/22/17	—	—	$—	—	18,750(3)	$90,188	—	$—
	2/23/18	—	—	$—	—	59,063(3)	$284,093	—	$—
	2/27/18	—	—	$—	—	—	$—	23,334(4)	$112,237
	2/18/19	—	—	$—	—	127,500(3)	$613,275	—	$—
	2/18/19	—	—	$—	—	—	$—	42,500(5)	$204,425

Michael Gleeson	6/3/10	56,816	—	$6.49	6/03/20(2)	—	$—	—	$—
	3/6/13	33,000	—	$10.89	3/06/23(2)	—	$—	—	$—
	3/6/14	72,000	—	$12.30	3/06/24(2)	—	$—	—	$—
	2/19/15	60,600	—	$13.17	2/19/25(2)	—	$—	—	$—
	2/18/16	—	—	$—	—	5,047(3)	$24,276	—	$—
	2/22/17	—	—	$—	—	14,063(3)	$67,643	—	$—
	2/23/18	—	—	$—	—	44,298(3)	$213,073	—	$—
	2/27/18	—	—	$—	—	—	$—	17,500(4)	$84,175
	2/18/19	—	—	$—	—	75,000(3)	$360,750	—	$—
	2/18/19	—	—	$—	—	—	$—	25,000(5)	$120,250

Brian Mitchell	11/2/16	—	—	$—	—	7,500(3)	$36,075	—	$—
	2/22/17	—	—	$—	—	3,125(3)	$15,031	—	$—
	5/8/17	—	—	$—	—	7,500(3)	$36,075	—	$—
	2/23/18	—	—	$—	—	44,298(3)	$213,073	—	$—
	2/27/18	—	—	$—	—	—	$—	17,500(4)	$84,175
	2/18/19	—	—	$—	—	75,000(3)	$360,750	—	$—
	2/18/19	—	—	$—	—	—	$—	25,000(5)	$120,250

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested	Market Value of Shares or Units that have not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have not Vested (1)($)
James McNally	11/2/16	—	—	$—	—	8,125(3)	$39,081	—	$—
	2/22/17	—	—	$—	—	3,125(3)	$15,031	—	$—
	10/27/17	—	—	$—	—	5,000(3)	$24,050	—	$—
	2/23/18	—	—	$—	—	52,735(3)	$253,655	—	$—
	2/27/18	—	—	$—	—	—	$—	20,834(4)	$100,212
	10/26/18	—	—	$—	—	15,000(3)	$72,150	—	$—
	2/18/19	—	—	$—	—	101,250(3)	$487,013	—	$—
	2/18/19	—	—	$—	—	—	$—	33,750(5)	$162,338

(1)	The market value was determined by multiplying the number of stock awards by the closing price of our common stock on NASDAQ on December 31, 2019 of $4.81 per share.

(2)
Represents stock options that vest 25% on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments thereafter over the following three years. All option grants have a term of ten years.

(3)
Represents restricted stock units that vest 25% on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, contingent upon continued service to the Company.

(4)
Represents MSUs which may be earned in each of three performance periods beginning on January 1, 2018 and ending on each of December 31, 2018, December 31, 2019, and December 31, 2020. Based on actual performance, each individual may earn between 0% and 200% of the target number of MSUs granted. Amounts reported represent the target number of MSUs outstanding on December 31, 2019.

(5)
Represents MSUs which may be earned in each of three performance periods beginning on January 1, 2019 and ending on each of December 31, 2019, December 31, 2020, and December 31, 2021. Based on actual performance, each individual may earn between 0% and 200% of the target number of MSUs granted. Amounts reported represent the target number of MSUs outstanding on December 31, 2019.

2019 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hany Massarany	—	—	301,492	$2,348,737
Johnny Ek	—	—	41,425	$263,766
Scott Mendel	—	—	113,046	$730,175
Mike Gleeson	—	—	87,991	$570,240
Brian Mitchell	—	—	70,015	$456,494
James McNally	—	—	82,897	$535,192

(1)
The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2019, by (y) the closing price per share of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change of Control
Post-termination payments and benefits for our named executive officers are established pursuant to the terms of their individual employment agreements, equity awards, and our Severance Plan. In the event of a change in control of the Company, all outstanding equity awards granted under the 2010 Plan held by our named executive officers other than Mr. Ek will automatically become fully vested, exercisable or payable, as applicable. In the event of a change in control of the Company, all outstanding equity awards issued to Mr. Ek under the 2010 Plan will become fully vested, exercisable or payable, as applicable, if within 18 months following such event, Mr. Ek’s employment is terminated without Cause or Mr. Ek resigns with Good Reason (in each case as such terms are defined within the awards granted to Mr. Ek). The following table sets forth the amounts payable to each of our named executive officers based on (a) the acceleration of unvested equity awards upon a change in control of the Company, and (b) an assumed termination of employment as of December 31, 2019 related to certain designated events.

Name	Value of Acceleration of Unvested Equity Awards Upon Change in Control	Value if Involuntarily Terminated Without Cause	Value if Voluntarily Terminated by Executive for Good Reason	Value if Terminated Due to Death or Disability	Value if Involuntarily Terminated following a Change in Control

Hany Massarany	$3,700,352(1)	$4,731,670(2)	$4,731,670(2)	$4,215,352(3)	$5,762,988(4)

Johnny Ek	—	153,943(5)	—	—	$1,085,977(6)

Scott Mendel	$1,330,432(1)	$191,518(5)	—	—	$2,069,847(6)

Mike Gleeson	$870,167(1)	152,378(5)	—	—	$1,203,022(6)

Brian Mitchell	$865,430(1)	144,653(5)	—	—	$1,075.745(6)

James McNally	$1,153,529(1)	145,101(5)	—	—	$1,480,007(6)

(1)
Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a change of control event based on the closing price of our common stock on NASDAQ on December 31, 2019 of $4.81 per share. Amounts reported are not conditioned on the individual's termination of employment following such event.

(2)
The amount reported reflects (a) a severance payment equal to Mr. Massarany’s base salary at the time of termination ($515,000), plus the last annual bonus paid to Mr. Massarany ($489,662), (b) any payments made to continue Mr. Massarany's health care coverage for one year ($25,269), and (c) the value attributable to the immediate acceleration of unvested equity awards upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2019 of $4.81 per share ($3,700,352), in each in accordance with the terms of Mr. Massarany’s employment agreement.

(3)
The amount reported reflects a prorated portion of Mr. Massarany’s annual bonus payable in accordance with our 2019 bonus plan (or $515,000, assuming a qualifying termination event on December 31, 2019), and the value attributable to the immediate acceleration of unvested equity awards upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2019 of $4.81 per share ($3,700,352), in each in accordance with the terms of Mr. Massarany’s employment agreement.

(4)
The amount reported reflects: (a) a severance payment equal to ($2,009,324), representing the product of two multiplied by (i) Mr. Massarany’s base salary at the time of termination ($515,000), plus (ii) the last annual bonus paid to Mr. Massarany ($489,662), (b) any payments made to continue Mr. Massarany's health care coverage for two years ($50,539), and (c) the value attributable to the immediate acceleration of unvested equity awards upon such termination event based on the closing price of our common stock on NASDAQ on December 31, 2019 of $4.81 per share ($3,700,352), in each in accordance with the terms of Mr. Massarany’s employment agreement.

(5)
Under our Severance Plan, each of Mr. Mendel, Mr. Ek, Mr. Gleeson, Mr. Mitchell and Mr. McNally would be entitled to a lump sum payment equal to six (6) months of such individual’s annual base salary and continued healthcare coverage for a period of six months if their employment was involuntarily terminated without cause on December 31, 2019.  In February 2020, the Company and Mr. Mendel entered into a new employment agreement, which is described in greater detail below under the section entitled “Employment Agreements.”

(6)
Amounts reported reflect the value of accelerated vesting of unvested equity awards under such circumstances and amounts due under the terms of our Severance Plan. Under our Severance Plan: (a) Mr. Mendel and Mr. Ek would receive a lump sum payment equal to twelve (12) months base salary, an amount equal to such individual’s target bonus opportunity under our bonus plan, and continued healthcare coverage for twelve (12) months; (b) Mr. Gleeson and Mr. McNally would receive a lump sum payment equal to nine (9) months base salary, an amount equal to such individual’s target bonus opportunity under our bonus plan, and continued healthcare coverage for nine (9) months; and (c) Mr. Mitchell would receive a lump sum payment equal to six (6) months base salary, an amount equal to his target bonus opportunity under our bonus plan, and continued healthcare coverage for six (6) months.

Potential Payments upon Termination or Change of Control

In accordance with provisions of our 2010 Plan, upon a change in control of the Company (as defined in the 2010 Plan), all outstanding equity awards granted under the 2010 Plan held by all named executive officers (other than Mr. Ek) and our non-employee directors will become immediately exercisable and vested in full. In the event of a change in control of the Company, all outstanding equity awards granted to Mr. Ek under the 2010 Plan will become fully vested, exercisable or payable, as applicable, if within 18 months following such event, Mr. Ek’s employment is terminated without Cause (as defined in the 2010 Plan) or Mr. Ek resigns with Good Reason. For purposes of Mr. Ek’s equity awards, “Good Reason” is defined as Mr. Ek’s voluntary termination of service within sixty (60) days after the occurrence of one or more of the following circumstances without Mr. Ek’s prior written approval: (a) a material reduction in Mr. Ek’s base salary; (b) a material diminution of Mr. Ek’s authority, position and/or duties so that his duties are no longer consistent with the position prior to such change in control; or (c) the Company relocates Mr. Ek’s principal place of work to a location resulting in a one-way increased commuting distance of thirty (30) or more miles than was the case prior to such relocation.

Employment Agreements

Hany Massarany

On April 5, 2011, we entered into an employment agreement with Mr. Massarany, pursuant to which he was appointed as our President and CEO, effective May 1, 2011. In February 2020, Mr. Massarany stepped down from his position as President and CEO of the Company and as a member of our Board.

Subject to the following paragraph, in the event Mr. Massarany's employment is terminated without cause (as defined below) or Mr. Massarany terminates his employment for good reason (as defined below), he will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to his base salary at the time of termination, plus the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding equity awards, and (iv) during the one year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations. Payment of the foregoing benefits is conditioned upon Mr. Massarany’s compliance with the surviving terms of his employment agreement, his execution of a specified general release of claims, and his cooperation with pending litigation during a one-year period following his termination.

If Mr. Massarany’s employment is terminated without cause or Mr. Massarany terminates his employment for good reason within six months preceding or 24 months following a change in control of the Company (as defined in the 2010 Plan), then, in lieu of the benefits described above, Mr. Massarany will be entitled to receive (i) any accrued benefits during his time of service, (ii) a severance payment equal to the product of two multiplied by (a) his base salary at the time of termination, plus (b) the last annual bonus paid to Mr. Massarany, (iii) immediate acceleration of the vesting of his outstanding equity awards, and (iv) during the two year period following his termination of employment, reimbursement for any payments made to continue his healthcare coverage, subject to certain limitations.

In the event Mr. Massarany’s employment is terminated for cause, except with respect to any obligations which accrued during his time of service, all other obligations under his employment agreement will automatically become terminated. In addition, in the event of Mr. Massarany’s death or disability, he will become entitled to receive (i) any accrued benefits during his time of service, (ii) a prorated portion of his annual bonus payable in accordance with our then-current bonus plan, and (iii) immediate acceleration of the vesting of his outstanding equity awards.

For the purposes of Mr. Massarany’s employment agreement “cause” means:

•
any act or omission that constitutes a material breach by Mr. Massarany of any of his material obligations under the agreement or his Employee Innovations and Proprietary Rights Agreement with the Company, after a written demand for substantial performance is delivered to Mr. Massarany by the Board that specifically identifies the manner in which the Board believes that Mr. Massarany has materially breached his obligations under the agreement and Mr. Massarany’s failure to cure such alleged breach not later than 30 days following his receipt of such notice;

•	Mr. Massarany’s conviction of, or plea of nolo contendere to, any felony;

•
Mr. Massarany’s ongoing willful refusal to follow the proper and lawful directions of the Board after a written demand for substantial performance is delivered to him by the Board that specifically identifies the manner in which the Board believes that Mr. Massarany has refused to follow its instructions and Mr. Massarany’s failure to cure such refusal not later than 30 days following his receipt of such notice; or

•
any acts or omissions constituting willful misconduct by Mr. Massarany (including any violation of federal securities laws) which is materially and demonstrably injurious to the financial condition or business reputation of the Company and its subsidiaries, taken as a whole.

For the purposes of Mr. Massarany’s employment agreement, “good reason” means termination of Mr. Massarany’s employment because of the occurrence of any of the following events, without Mr. Massarany’s prior written consent:

•
a material breach of Mr. Massarany’s employment agreement by the Company (including, but not limited to, a removal of Mr. Massarany from the office of Chief Executive Officer for a reason other than cause or his disability);

•	Mr. Massarany’s failure to be elected or re-elected to the Board;

•	a material diminution in Mr. Massarany’s then authority, duties or responsibilities;

•	a reduction by the Company in Mr. Massarany’s base salary or target bonus amount; or

•	relocation of Mr. Massarany’s base office to an office that is more than 30 highway miles from Mr. Massarany’s base office prior to such relocation.

In addition, in connection with Mr. Massarany’s termination of employment in connection with a change in control of the Company (as defined in the 2010 Plan), the term “good reason” also includes (a) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform Mr. Massarany’s employment agreement and (b) upon or within 24 months following a change in control, either (i) Mr. Massarany is not the chief executive officer of the publicly traded entity resulting from such change in control or of the publicly traded parent of such entity, in either case reporting directly to the board of directors of such publicly traded entity or its publicly traded parent, or (ii) there is no publicly traded entity resulting from such change in control and no publicly traded parent of such entity.

The terms of Mr. Massarany’s employment agreement were established through arms-length negotiation at the time of his hire, and reflect the terms the Compensation Committee believed were necessary and appropriate to secure his services as our CEO given his significant industry knowledge and experience. In addition, the Company provided Mr. Massarany with greater compensation and benefits (including post-employment compensation) than those provided to our other executive officers to reflect his level of responsibility and the increased risk faced by Mr. Massarany as our former President and CEO. The Compensation Committee believed that Mr. Massarany’s competitive compensation package was critical in motivating and retaining him as our CEO.

Scott Mendel

On February 10, 2020, the Board appointed Scott Mendel as our Interim President and CEO. In connection with Mr. Mendel’s appointment as Interim President and CEO, on February 27, 2020, we and Mr. Mendel entered into an employment agreement (the “Employment Agreement”), which provides the following benefits for Mr. Mendel:

•	Mr. Mendel will continue to receive his previous annual base salary of $356,000;

•	Mr. Mendel’s target bonus under the Company’s 2020 bonus plan and any future bonus plan will equal at least 75% of his annual base salary; and

•
Mr. Mendel will be granted, under the terms of the 2010 Plan: (a) 225,000 restricted stock units (the “RSUs”), (i) half of which vest 25% on the first anniversary of the grant date and in equal quarterly installments thereafter over the following three years; and (ii) half of which vest 50% on the first anniversary of the grant date and in equal quarterly installments thereafter over the following year; and (b) 75,000 market-based stock units (for purposes of this summary, the “MSUs,” and together with the RSUs, the “New Equity Awards”), which MSUs have the opportunity to be earned in an amount between 0% and 200% of the target amount granted over a three-year period based on the Company’s TSR as compared to Index.

The Employment Agreement also provides that, if Mr. Mendel’s employment is terminated without Cause (as defined within the Severance Plan), or is terminated by Mr. Mendel for Good Reason (as defined within the Severance Plan) (in each case, a “Qualifying Termination”), Mr. Mendel would be entitled to receive: (a) a gross lump sum payment equal to twelve (12) months of Mr. Mendel’s base salary rate in effect as of the date of his Qualifying Termination, (b) 100% of Mr. Mendel’s target bonus amount under the Company’s bonus plan, and (c) the acceleration and full vesting and settlement of (i) the New Equity Awards, and (ii) any other equity awards held by Mr. Mendel which would otherwise vest on or prior to February 28, 2021, but for Mr. Mendel’s Qualifying Termination.

The terms of Mr. Mendel's employment agreement were established through arms-length negotiation at the time of his appointment as our Interim President and CEO, and reflect the terms the Compensation Committee believed were necessary and appropriate to secure his services in such capacity given his significant industry and Company-specific knowledge and experience.

The GenMark Diagnostics, Inc. Executive Severance Plan

Our Compensation Committee adopted the Severance Plan effective July 31, 2019, for members of our Senior Leadership Team, including our named executive officers other Mr. Massarany (collectively, the “Participants”).

The Severance Plan provides for the payment of severance and other benefits to Participants if a Participant’s employment is terminated by us without Cause (as such term is defined in the Severance Plan). In such circumstances, and subject to the Participant executing a general release of liability which is not revoked, the Severance Plan provides the following payments and benefits to the Participants:

•	a lump sum payment in an amount equal to six (6) months of such Participant’s annual base salary; and

•	continued healthcare coverage under our health benefits then in effect applicable to the Participant for a period of six (6) months.

The Severance Plan also provides that if a Qualifying Termination occurs within three (3) months prior to or twelve (12) months following a Change in Control (as such term is defined in the Severance Plan) of the Company, and subject to the Participant executing a general release of liability which is not revoked, the Severance Plan provides the following payments and benefits to the Participants:

•
a lump sum payment equal to between 0.5 and 1.0 times the applicable Participant’s annual base salary for the year in which the Qualifying Termination occurs, depending on the Participant’s position (the "Severance Period");

•	a lump sum payment equal to the Participant’s target cash bonus opportunity for the fiscal year in which such Qualifying Termination occurs; and

•	continued healthcare coverage under the Company’s health benefits then in effect applicable to the Participant for the duration of the Severance Period.

The Severance Plan does not provide for a gross-up payment to any of the Participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Code. Instead, the Severance Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will generally be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.

Risk Considerations

Our Compensation Committee considers, in establishing and reviewing our overall executive compensation program, whether the program encourages taking unnecessary or excessive risks. During the first quarter of 2019, management, with the input of our human resources and legal departments, reviewed our compensation practices and policies to identify whether they believed these practices and policies created excessive or unnecessary risks. These findings were presented to the Compensation Committee and the Board for consideration. After consideration of the information presented, the Compensation Committee and the Board concluded that our overall executive compensation program does not encourage unnecessary or excessive risk taking. In reaching its determination, the Board noted that our compensation policies and practices are structured to address company-wide risk, and the combination of base salary, annual incentive bonuses, and stock-based incentive awards with multi-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

DIRECTOR COMPENSATION

Our annual director compensation cycle runs from July 1 of a particular calendar year through June 30 of the following calendar year. In May 2019, our Board determined that it would not make any adjustments to the Board compensation program then in effect, based on an assessment of competitive market practices among the Company’s peer group. The amounts payable for Board service during 2019 are set forth below.

Position	1/1/19 - 6/30/19 Annual Retainer	7/1/19 - 12/31/19 Annual Retainer
Board Membership	$140,000	$140,000
Chair of the Board	$47,500	$47,500
Chair of Audit Committee	$20,000	$20,000
Chair of the Compensation Committee	$14,000	$14,000
Chair of the Corporate Governance and Nominating Committee	$10,000	$10,000
Audit Committee Members other than Chair	$10,000	$10,000
Compensation Committee Members other than Chair	$6,000	$6,000
Corporate Governance and Nominating Committee Members other than Chair	$5,000	$5,000

Upon joining the Board, non-employee directors typically receive an initial grant of options to purchase shares of our common stock. These stock option awards have an exercise price per share equal to the fair market value on the grant date with such awards generally vesting over four years, with 25% of the options vesting on the first anniversary of the grant date and the remainder of the options vesting in equal monthly installments over the subsequent three years.

We do not pay any director compensation to a director who is also an employee of the Company. The table below sets forth the compensation (cash and equity) received by our non-employee directors in 2019. Fees are prorated based on length of service or service in a particular position for non-employee directors serving a portion of the year. The Board has the discretion to allocate the portion of the fees payable in cash and the portion of the fees payable in equity awards. The Board determined that the Board fees payable in respect of 2019 service would generally be paid 20% in cash and 80% in equity awards. Equity awards granted for annual director fees are granted on a date determined by the Board or the Compensation Committee, have an exercise price per share equal to the fair market value of the Company’s common stock on the grant date (in the case of stock options), and vest 100% on the first anniversary of the grant date (unless the director does not stand for re-election, in which case such award vests 100% on the day immediately prior to the termination of such director’s term of service). Any cash fees are payable quarterly within 30 days of the beginning of each quarter. Each non-employee director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee(s) on which he or she serves.

In August 2019, our Board, upon the recommendation of our Governance Committee, appointed Ms. Giles as a member of the Compensation Committee. In November 2019, our Board, upon the recommendation of our Governance Committee, appointed Ms. Giles as Chair of the Compensation Committee and Dr. Fox no longer serves as a member of the Compensation Committee. In February 2020, the Board, based upon the recommendation of our Governance Committee, appointed Mr. O'Boyle as the Chair of our Board and Dr. Fox stepped down from such position.

2019 Director Compensation Table

The following table sets forth the compensation for our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Totals ($)
Daryl J. Faulkner(3)	$31,600	$124,802	$156,402
James Fox, Ph.D.(4)	$92,987	$173,197	$266,184
Lisa M. Giles(5)	$30,400	$127,455	$157,855
Michael S. Kagnoff(6)	$29,375	$115,998	$145,373
Kevin C. O’Boyle(7)	$33,569	$132,803	$166,372

(1)	Pursuant to the Company’s director compensation policy in effect for 2019, non-employee directors received approximately 80% of their compensation in the form of restricted stock units.

(2)
In 2019, each non-employee director received the following number of restricted stock units as payment in respect of director fees: Mr. Faulkner (18,655); Dr. Fox (25,889); Ms. Giles (19,167); Mr. Kagnoff (17,339); and Mr. O’Boyle (19,851). Each of these restricted stock units vest 100% on the first anniversary of the grant date.

(3)	As of December 31, 2019, Mr. Faulkner held 25,191 options to purchase shares of our common stock and 18,655 restricted stock units.

(4)	As of December 31, 2019, Dr. Fox held no options to purchase shares of our common stock and 25,889 restricted stock units.

(5)	As of December 31, 2019, Ms. Giles held 19,062 options to purchase shares of our common stock and 19,167 restricted stock units.

(6)	As of December 31, 2019, Mr. Kagnoff held 19,062 options to purchase shares of our common stock and 17,339 restricted stock units.

(7)	As of December 31, 2019, Mr. O’Boyle held 13,426 options to purchase shares of our common stock and 19,851 restricted stock units.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Lisa M. Giles (Chair)
Daryl J. Faulkner
Kevin C. O’Boyle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2019, the Compensation Committee consisted of Lisa M. Giles (Chair), Daryl J. Faulkner, and Kevin C. O’Boyle. All of the members of the Compensation Committee are non-employee directors. No members of the Compensation Committee have a relationship that would constitute an interlocking relationship as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE

As of December 31, 2019, the Audit Committee consisted of Kevin C. O’Boyle (Chair), James Fox, Ph.D., and Lisa M. Giles. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of our independent registered public accounting firm. Each member of the Audit Committee meets the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2019 fiscal year.

The Audit Committee is kept apprised of the progress of the documentation, testing, and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements, and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” below for more information regarding fees paid to Ernst & Young LLP for services in 2018 and 2019.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•
reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2019 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•
based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met four times in 2019. This report for 2019 is provided by the members of the Audit Committee of the Board.
THE AUDIT COMMITTEE
Kevin C. O’Boyle (Chair)
James Fox, Ph.D.
Lisa M. Giles

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and is asking our stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services and other services rendered by Ernst & Young LLP for 2019 and 2018.

	Fiscal Year 2019	Fiscal Year 2018
Audit fees(1)	$936,208	$875,550
Tax fees(2)	159,650	169,705
Total	$1,095,858	$1,045,255

(1)
Audit fees represent fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of the Company’s financial statements and Sarbanes-Oxley Act compliance, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice, and tax planning.
All fees paid to Ernst & Young LLP for 2019 and 2018 were pre-approved by the Audit Committee.

PROPOSAL 1
ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will vote on the election of two Class I directors to serve for a three-year term until our Annual Meeting of Stockholders in 2023 and until their successors are elected and qualified. The Board has unanimously nominated Daryl J. Faulkner and James Fox, Ph.D. for election to the Board as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either Mr. Faulkner or Dr. Fox becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting.

The Class I directors will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the number of votes cast “FOR” a nominee's election must exceed the votes cast “AGAINST” such nominee’s election. The number of votes cast with respect to a director’s election at the Annual Meeting excludes abstentions with respect to that particular director’s election. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal. Stockholders do not have cumulative voting rights in the election of directors.
The Board unanimously recommends a vote “FOR” the election of Daryl J. Faulkner and James Fox, Ph.D. as Class I directors.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, our stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.
In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.
Voting and Board of Directors’ Recommendation
The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal.

The Board unanimously recommends a vote “FOR” Proposal 2...

PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Board is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and related policies and practices as they relate to the compensation of our named executive officers.
The Say-on-Pay vote is advisory, and therefore is not binding on the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results, seek to determine the cause or causes of any significant unfavorable vote, and take them into consideration when making future decisions regarding our executive compensation program.
We design our executive compensation program to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our executive compensation program reflects our core objectives, including the information under the heading “Executive Summary” beginning on page 19 of this Proxy Statement.
Voting and Board of Directors’ Recommendation
The Board believes the Company’s executive compensation program uses appropriate structures and sound practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of GenMark Diagnostics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”
The proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes “AGAINST” this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on this proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.
The Board unanimously recommends a vote “FOR” Proposal 3..

PROPOSAL 4

APPROVAL OF THE GENMARK DIAGNOSTICS, INC. 2020 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the GenMark Diagnostics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The Board adopted the 2020 Plan on April 7, 2020, subject to and effective upon its approval by our stockholders. The 2020 Plan is intended to replace our 2010 Plan (the “Predecessor Plan”), which would otherwise terminate automatically on the tenth anniversary of its initial adoption on May 28, 2010. If the stockholders approve the 2020 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Predecessor Plan, which will be terminated.
Essential Incentive Plan
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors, and other service providers of the highest caliber. One of the tools our Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit our Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors, and other service providers for the long-term benefit of the Company and its stockholders. If our stockholders do not approve the 2020 Plan, we will be unable to continue our employee stock incentive program after May 28, 2020.
Requested Share Authorization
The 2020 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2020 Plan, we will be authorized to issue up to 4,515,000, increased by a number of shares not to exceed 6,409,220 comprised of:

•	the aggregate number of shares that remain available for grant under the Predecessor Plan immediately prior to its termination;

•	the number of shares subject to any option or other award outstanding under the Predecessor Plan that expires or is forfeited for any reason after the Annual Meeting; and

•
the number of unvested shares acquired under the Predecessor Plan that are forfeited and reacquired by the Company after the Annual Meeting for an amount not greater than their holder’s purchase price.

As of April 1, 2020, options were outstanding under the Predecessor Plan for a total of 2,016,132 shares of our common stock with a weighted average exercise price of $9.58 per share and weighted average expected remaining term of approximately 3.01 years, and a total of 4,340,704 shares remained subject to unvested awards of restricted stock units and market stock units outstanding under the Predecessor Plan. In addition, a total of 52,384 shares of our common stock remained authorized and available for grant under the Predecessor Plan as of April 1, 2020. The Predecessor Plan will be terminated upon stockholder approval of the 2020 Plan.
Key Features of 2020 Plan
The 2020 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the interests of stockholders:
Fixed plan term. The 2020 Plan has a fixed term of ten years.
No evergreen authorization. Unlike the 2010 Plan, the 2020 Plan does not have an evergreen provision, which would have permitted an annual increase in the number of shares authorized for issuance without further stockholder approval.
No liberal share recycling on options and stock appreciation rights. The number of shares remaining available for grant under the 2020 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and any shares withheld for taxes in connection with the vesting or settlement of any value award will not again be available for issuance under the 2020 Plan.

Non-employee director award limit. The aggregate grant date fair value of awards granted and cash compensation that may be earned by any nonemployee member of our Board of Directors in a fiscal year is limited.
No discounted options or stock appreciation rights. No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.
Prohibition of repricing. The 2020 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.
Minimum vesting. The 2020 Plan generally requires each award to have a minimum vesting period of one year, except for 5% of the aggregate number of shares authorized for issuance under the 2020 Plan.
Performance-based awards. Performance share and performance unit awards require the achievement of pre-established goals. The 2020 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest, although the Committee may choose to construct performance goals using alternative metrics.
No liberal change in control definition. The 2020 Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).
No automatic vesting upon a change in control. The 2020 Plan does not provide for automatic (“single trigger”) acceleration of vesting upon a change in control other than for awards held by nonemployee members of our Board.
No tax gross-ups. The 2020 Plan does not provide for any tax gross-ups.
Limitations on dividends. The 2020 Plan prohibits the grant of dividend equivalents on stock options, stock appreciation rights, and restricted stock units.
Stock ownership and clawback policies. Our Board has adopted an equity performance-based compensation clawback policy that applies to awards granted under the 2020 Plan. See the description of these policies in “Compensation Discussion and Analysis.”
The above description of key features is a summary only and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached to this Proxy Statement as Annex A and which we encourage stockholders to read in its entirety.
The Board believes that the 2020 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges you to vote to approve the adoption of the 2020 Plan.
Summary of the 2020 Plan
The following summary of the 2020 Plan is qualified in its entirety by the specific language of the 2020 Plan, a copy of which is attached to this proxy statement as Annex A.
General. The purpose of the 2020 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.
Authorized Shares. The maximum aggregate number of shares authorized for issuance under the 2020 Plan is the sum of 4,515,000 shares plus such number of additional shares comprised of (1) the aggregate number of shares that remain available for grant under the Predecessor Plan immediately prior to its termination and (2) shares subject to options and other awards outstanding under the Predecessor Plan as of its termination to the extent that they expire or are forfeited for any reason or are unvested shares that are forfeited and reacquired by the Company for not more than their holder’s purchase price.

As of April 1, 2020, 52,384 shares remained available for grant under the Predecessor Plan and 6,356,836 shares remained subject to unexercised options and other unvested awards subject to potential forfeiture under the Predecessor Plan.
Share Counting. Each share made subject to an award will reduce the number of shares remaining available for grant under the 2020 Plan by one share. If any award granted under the 2020 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2020 Plan. Shares will not be treated as having been issued under the 2020 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2020 Plan. In addition, shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any award will not again be available for the future grant of awards. Upon the exercise of a stock appreciation right or net‑exercise of an option, the number of shares available under the 2020 Plan will be reduced by the gross number of shares for which the award is exercised.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2020 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2020 Plan to adjust other terms of outstanding awards as it deems appropriate.
Nonemployee Director Award Limits. No non-employee director may be granted in any fiscal year awards under the 2020 Plan having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $400,000 (or $600,000 in such non-employee director’s first year of service). Grant date fair value will be determined for this purpose in accordance with applicable financial accounting principles.
Incentive Stock Option Limit. To comply with applicable tax rules, the 2020 Plan also limits to 10,924,220 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2020 Plan.
Administration. The 2020 Plan generally will be administered by the Compensation Committee of the Board, although the Board retains the right to appoint another of its committees to administer the 2020 Plan or to administer the 2020 Plan directly. To the extent legally permitted and subject to limitations and guidelines established by the Committee, the Committee may delegate to one or more officers the ability to grant awards to employees who are not officers of the Company. (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board.) Subject to the provisions of the 2020 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion provided by the 2020 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.
The 2020 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2020 Plan. All awards granted under the 2020 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2020 Plan. The Committee will interpret the 2020 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2020 Plan or any award.
Prohibition of Option and SAR Repricing. The 2020 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Minimum Vesting. No more than 5% of the aggregate number of shares authorized under the 2020 Plan may be issued pursuant to awards that provide for service‑based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year. This minimum vesting requirement will not prohibit the Committee from accelerating vesting in connection with a participant’s death or disability or in connection with a change in control of the Company.
Eligibility. Awards may be granted to employees, directors, and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 1, 2020, we had approximately 445 employees, including nine executive officers, and five non-employee directors who would be eligible under the 2020 Plan.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On April 1, 2020, the closing price of our common stock as reported on the NASDAQ Global Select Market was $4.19 per share.
The 2020 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee, subject to the minimum vesting requirements described above. The maximum term of any option granted under the 2020 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification. No option may be transferred to a third-party financial institution for value without the approval of our stockholders.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2020 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The Committee may grant restricted stock awards under the 2020 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends or other distributions paid in cash or shares, subject to the same vesting conditions as the original award.
Restricted Stock Units. The Committee may grant restricted stock units under the 2020 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.
Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures (or any other metric or goals the Committee may determine): revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project, completion of a joint venture or other corporate transaction, and personal performance objectives established for an individual participant or group of participants.
The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee may make positive or negative adjustments to performance award payments to reflect an individual’s job performance or other factors determined by the Committee. Participants have no voting rights or rights to receive cash dividends with respect to performance awards until shares of common stock are issued in settlement of such awards. The Committee may provide for performance award payments in lump sums or installments.
Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2020 Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights or rights to receive cash dividends with respect to any such award unless and until shares are issued pursuant to the award. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Change in Control. The 2020 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2020 Plan) becoming the direct or indirect beneficial owner of more than 50% of the total fair market value or total combined voting power of the Company’s voting stock; (b) a date specified by the Committee following stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards that are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control.
Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.
The 2020 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.
Awards Subject to Section 409A of the Code. Certain awards granted under the 2020 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2020 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2020 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination. The 2020 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2020 Plan following the tenth anniversary of the 2020 Plan’s effective date, which will be the date on which it is approved by our stockholders. The Committee may amend, suspend or terminate the 2020 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2020 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2020 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2020 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
No awards will be granted under the 2020 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. Accordingly, in lieu of providing information regarding benefits that will be received under the 2020 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Awards
Named Executive Officer	Dollar Value ($)(1)	Number of Awards (#)(2)
Hany Massarany	5,770,275	652,500
Johnny Ek	988,750	125,000
Scott Mendel	1,680,875	212,500
Mike Gleeson	988,750	125,000
Brian Mitchell	988,750	125,000
James McNally	1,334,813	168,750
All current executive officers, as a group(3)	7,371,923	937,750
All current directors who are not executive officers, as a group(3)	674,256	100,901
All current employees who are not executive officers, as a group(3)	4,482,618	624,250

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Represents the maximum amount that can be earned.

(3)	Represents the aggregate grant date fair value for the group.

Required Vote and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
The Board believes that the proposed adoption of the 2020 Plan is in the best interests of the Company and its stockholders for the reasons stated above.
THEREFORE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2020 PLAN.

OTHER MATTERS
As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS
In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (760) 448-4300 or by mail at 5964 La Place Court, Carlsbad, CA 92008. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

BY ORDER OF THE BOARD OF DIRECTORS:

Kevin C. O'Boyle
Chair of the Board

Carlsbad, California
April 15, 2020

Annex A

GENMARK DIAGNOSTICS, INC.
2020 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

GenMark Diagnostics, Inc.
2020 Equity Incentive Plan
1ESTABLISHMENT, PURPOSE, AND TERM OF PLAN.

1.1Establishment. The GenMark Diagnostics, Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby established effective as of _________, 2020, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2DEFINITIONS AND CONSTRUCTION.

2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g)“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s failure to substantially perform the Participant’s customary duties with a Participating Company in the ordinary course (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) that, if susceptible to cure, has not been cured as determined by the Participating Company within 30 days after a written demand for substantial performance is delivered to the Participant by the Participating Company, which demand specifically identifies the manner in which the Participating Company believes that the Participant has not substantially performed the Participant’s duties; (ii) the Participant’s gross negligence, intentional misconduct or fraud in the performance of his or her Service; (iii) the Participant’s indictment (or equivalent) for a felony or to a crime involving fraud or dishonesty; (iv) a judicial determination that the Participant committed fraud or dishonesty against any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity; (v) the Participant’s material violation of one or more of the Participating Company Group’s policies applicable to the

Participant’s Service as may be in effect from time to time; or (vi) the Participant’s conduct that brings or could reasonably be expected to bring the Participating Company Group into public disgrace or disrepute and that has a material adverse effect on the business of the Participating Company Group.

(h)“Change in Control” means the occurrence of any one or a combination of the following:

(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k)“Company” means GenMark Diagnostics, Inc., a Delaware corporation, and any successor corporation thereto.

(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.

(m)“Director” means a member of the Board.

(n)“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(r)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(s)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(t)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(u)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(w)“Nonemployee Director” means a Director who is not an Employee.

(x)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.

(y)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z)“Officer” means any person designated by the Board as an officer of the Company.

(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(bb)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(cc)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ee)“Participant” means any eligible person who has been granted one or more Awards.

(ff)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(gg)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(hh)“Performance Award” means an Award of Performance Shares or Performance Units.

(ii)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(jj)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(kk)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ll)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(mm)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn)“Predecessor Plan” means the Company’s 2010 Equity Incentive Plan.

(oo)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss)“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu)“Section 409A” means Section 409A of the Code.

(vv)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww)“Securities Act” means the Securities Act of 1933, as amended.

(xx)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds three (3) months, then on the first (1st) day following the end of such three-month period the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(yy)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

(zz)“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(aaa)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3ADMINISTRATION.

3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.

3.4Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)to determine the type of Award granted;

(c)to determine the Fair Market Value of shares of Stock or other property;

(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4

3.6Dividend Equivalent Rights. Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Committee shall not grant dividend equivalent rights based on the dividends declared on shares of Stock that are subject to any Restricted Stock Unit, Option or Stock Appreciation Right.

3.7Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4SHARES SUBJECT TO PLAN.

4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 4,515,000 shares, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2Adjustment for Unissued or Forfeited Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by up to 6,409,220 shares consisting of:

(a)the aggregate number of shares of Stock that remain available for the future grant of awards under the Predecessor Plan immediately prior to its termination as of the Effective Date;

(b)the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c)the number of shares of Stock acquired pursuant to the Predecessor Plan subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased.

4.3Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such SAR was exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.4Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.5Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5.ELIGIBILITY, PARTICIPATION, AND AWARD LIMITATIONS.

5.1Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3Incentive Stock Option Limitations.

(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 10,924,220 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company shall not exceed $400,000; provided that, the foregoing limit shall be $600,000 in such Nonemployee Director's initial year of Service.

5.5Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year.

6.STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.6, Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3Payment of Exercise Price.

(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)Limitations on Forms of Consideration.

(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4Effect of Termination of Service.

(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. An Option may not be transferred to a third-party financial institution for value without the approval of the stockholders.

7.STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3Exercisability and Term of SARs.

(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)Freestanding SARs. Subject to the minimum vesting provisions of Section 5.6, Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
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7.6Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act.

8.RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.6, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.RESTRICTED STOCK UNITS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3Vesting. Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4Voting Rights, Dividends and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock

(and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a “Performance Measure”), subject to the following:

(a)Performance Measures. Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i)revenue;

(ii)sales;

(iii)expenses;

(iv)operating income;

(v)gross margin;

(vi)operating margin;

(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii)pre-tax profit;

(ix)net operating income;

(x)net income;

(xi)economic value added;

(xii)free cash flow;

(xiii)operating cash flow;

(xiv)balance of cash, cash equivalents and marketable securities;

(xv)stock price;

(xvi)earnings per share;

(xvii)return on stockholder equity;

(xviii)return on capital;

(xix)return on assets;

(xx)return on investment;

(xxi)total stockholder return;

(xxii)employee satisfaction;

(xxiii)employee retention;

(xxiv)market share;

(xxv)customer satisfaction;

(xxvi)product development;

(xxvii)research and development expenses;

(xxviii)completion of an identified special project;

(xxix)completion of a joint venture or other corporate transaction and

(xxx)personal performance objectives established for an individual Participant or group of Participants.

(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5Settlement of Performance Awards.

(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c)Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of interest.

(f)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6Voting Rights; Dividends and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any

(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, the Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5Voting Rights; Dividends and Distributions. Participants shall have no voting or dividend rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.STANDARD FORMS OF AWARD AGREEMENT.

12.1Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.CHANGE IN CONTROL.

13.1Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards, consistent with the requirements of Section 409A, if applicable.

13.2Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3Federal Excise Tax Under Section 4999 of the Code.

(a)Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14.COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.COMPLIANCE WITH SECTION 409A.

15.1Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4Payment of Section 409A Deferred Compensation.

(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);

(ii)The Participant’s becoming “disabled” (as defined by Section 409A);

(iii)The Participant’s death;

(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.TAX WITHHOLDING.

16.1Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17.AMENDMENT, SUSPENSION, OR TERMINATION PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2, 4.3 and 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.MISCELLANEOUS PROVISIONS.

18.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2Forfeiture Events.

(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the GenMark Diagnostics, Inc. 2020 Equity Incentive Plan as duly adopted by the Board on April 7, 2020.

/s/ Eric J. Stier
Secretary

PLAN HISTORY AND NOTES TO COMPANY

April 7, 2020	Board adopts Plan with a reserve of 4,515,000 shares (subject to increases and other adjustments as provided by the Plan), subject to approval by the stockholders of the Company.
_______, 2020	Plan approved by the stockholders of the Company.

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Daryl J. Faulkner	☐	☐	☐
1b. James Fox, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000447114_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

GENMARK DIAGNOSTICS, INC.
Annual Meeting of Stockholders
May 29, 2020 2:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Scott Mendel and Johnny Ek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of GENMARK DIAGNOSTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time on May 29, 2020, at 5964 La Place Court, Carlsbad, CA 92008, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000447114_2 R1.0.1.18